In the opinion of Pietrantoni Méndez & Alvarez, Bond Counsel, assuming compliance by Banco Santander Puerto Rico with certain representations and covenants, under existing law (i) the Bonds and the interest thereon are exempt from Commonwealth\ of Puerto Rico (the "Commonwealth" or "Puerto Rico") income taxes and municipal property and license taxes, (ii) under certain circumstances, the Bonds are exempt from Commonwealth gift and estate taxes, (iii) the interest on the Bonds is not subject to income tax under the United States Internal Revenue Code of 1986, as amended (the "Code"), when received by (a) individuals who are bona fide residents of the Commonwealth during the entire taxable year in which such interest is received and (b) under certain circumstances, foreign corporations, including Commonwealth corporations, and (iv) the interest on the Bonds is not excludable from the gross income of the recipients thereof under Section 103(a) of the Code. See Tax Matters.

_______________________
OFFICIAL STATEMENT	RATINGS:
NEW ISSUE - FULL BOOK-ENTRY	Standard & Poor's: "AA-"
See Book-Entry Only System under The Bonds	Moody's: "A1 "
See Ratings

$50,000,000

Puerto Rico Industrial, Tourist, Educational, Medical and

Environmental Control Facilities Financing Authority

Revenue Bonds, Series A

(AFICA - SANTANDER Loan Program)

_______________________

Dated: June 1, 1998	Due: June 1, 2018

The Bonds are being issued to fund a loan program established by Banco Santander Puerto Rico for small and medium size qualified projects. The Bonds are issuable as fully registered bonds without coupons in denominations of $5,000 and any integral multiple thereof. Interest on the Bonds will accrue from June 1, 1998 and will be payable on the first Business Day of each month commencing on July 1, 1998, until maturity or prior redemption. The Bonds are subject to mandatory and optional redemption as described herein, provided that the Bonds will not be subject to redemption prior to June 1, 2001, except upon the occurrence of an Event of Taxability (as defined herein). See The Bonds - Redemption.

The Bonds are limited obligations of Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority"), issued pursuant to the provisions of a trust agreement (the "Trust Agreement") to be dated June 4, 1998, between the Authority and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). The Bonds will be payable solely from and secured by (a) an assignment of revenues to be derived by the Authority from a loan agreement (the "Loan Agreement") to be dated as of June 1, 1998, between the Authority and a banking corporation organized under the laws of Puerto Rico (the "Borrower") and (b) moneys deposited with the Trustee in the funds and accounts under the Trust Agreement. See Sources of Payment and Security for the Bonds and The Loan Agreement.

THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE COMMONWEALTH OR ANY OF ITS POLITICAL SUBDIVISIONS AND NEITHER THE COMMONWEALTH NOR ANY OF SUCH SUBDIVISIONS SHALL BE LIABLE THEREON EXCEPT THE AUTHORITY WITH RESPECT TO THE BONDS, AND SUCH BONDS SHALL BE PAYABLE SOLELY OUT OF THOSE FUNDS PLEDGED FOR THE PAYMENT THEREOF.

THE BONDS DO NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS OF THE BORROWER AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE OBLIGATIONS OF THE BORROWER UNDER THE LOAN AGREEMENT RANK PARI PASSU WITH ALL OTHER SENIOR UNSECURED INDEBTEDNESS OF THE BORROWER, EXCEPT DEPOSIT LIABILITIES AND OTHER OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES. THE BONDS ARE BEING OFFERED ON THE BASIS OF THE FINANCIAL STRENGTH OF THE BORROWER AND NOT ON THE FINANCIAL STRENGTH OF ANY USERS UNDER THE QUALIFIED LOANS (AS DEFINED HEREIN).

AN INVESTMENT IN THE BONDS ENTAILS CERTAIN RISKS DESCRIBED HEREIN. THE YIELD TO MATURITY ON THE BONDS WILL BE SENSITIVE IN VARYING DEGREES, AMONG OTHER THINGS, TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE QUALIFIED LOANS. See "BONDHOLDERS' RISKS" and "REDEMPTION CONSIDERATIONS."

$50,000,000 6.20% Term Bonds -- Price 99.429%

(plus accrued interest)

_The Bonds are offered, subject to prior sale, when, as and if issued by the Authority and received by the Underwriters, subject to the approval of legality by Pietrantoni Méndez & Alvarez, San Juan, Puerto Rico, Bond Counsel, and certain other conditions. Certain legal matters will be passed upon for the Borrower by Fiddler, González & Rodríguez, LLP, San Juan, Puerto Rico. Certain legal matters will be passed upon for the Underwriters by O'Neill & Borges, San Juan, Puerto Rico. It is expected that the Bonds will be available for delivery to The Depository Trust Company in New York, New York on or about June 4, 1998.

Santander Securities Merrill Lynch & Co.

May 28, 1998

No dealer, broker, sales representative or other person has been authorized by the Authority, the Borrower or the Underwriters to give any information or to make any representations other than those contained herein and, if given or made, any such other information or representations must not be relied upon as having been authorized by any of the foregoing. This Official Statement does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of the Bonds, by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. The information set forth herein with respect to the Authority and DTC has been obtained from the Authority and DTC, respectively, and all other information contained herein has been obtained from the Borrower and other sources that are believed to be reliable, but the Underwriters do not guarantee the accuracy or completeness of the information, and the information is not to be construed as a representation by the Underwriters or, except for the information concerning the Authority or DTC, as a representation by the Authority, or DTC, as applicable. The information and expressions of opinion set forth herein are subject to change without notice. Under no circumstances shall the delivery of this Official Statement or any sale made after its delivery create any implication that the affairs of the Borrower or the Authority have remained unchanged after the date of this Official Statement.

The order and placement of material in this Official Statement including its appendices, are not to be deemed a determination of relevance, materiality or importance. Investors must read the entire Official Statement to obtain information essential to the making of an informed investment decision.

IN CONNECTION WITH THE OFFERING OF THE BONDS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE BONDS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

TABLE OF CONTENTS

Page Page

SUMMARY i

Title of Security i

The Authority i

The Borrower i

The Program i

Use of Proceeds i

The Bonds i

Sources of Payment and Security for the Bonds iii

Bondholders' Risks iii

Redemption Considerations iv

Tax Matters iv

Ratings iv

Trustee iv

Underwriters iv

Continuing Disclosure iv

Available Information v

INTRODUCTION 1

THE AUTHORITY AND GOVERNING BOARD 2

The Authority 2

Governing Board 2

Outstanding Revenue Bonds and Notes of the

Authority 3

GOVERNMENT DEVELOPMENT BANK FOR

PUERTO RICO 3

THE BORROWER 3

THE PROGRAM 4

SOURCES AND USES 4

THE BONDS 5

General 5

Book-Entry Only System 5

Redemption 7

Selection and Notice of Redemption 9

Additional Interest Upon Event of Taxability 9

BONDHOLDERS' RISKS 10

Payment Risks 10

Prepayment Risks 11

Absence of Secondary Market for the Bonds;

Rating Maintenance 11

REDEMPTION CONSIDERATIONS 11

The Risk of Non-origination 11

Prepayment and Yield Considerations 12

SOURCES OF PAYMENT AND SECURITY FOR

THE BONDS 13

THE LOAN AGREEMENT 14

Assignment by Authority 14

Implementation of the Program Guide 14

Inspections; Reports 14

Maintenance of Qualified Projects 15

Covenants as to Existence, Disposition of Assets

and Assignments 15

Maintenance of Source of Income; Additional

Interest Upon Event of Taxability 16

Indemnity 16

Events of Default and Remedies 16

Amendments 17

THE TRUST AGREEMENT 17

Program Fund 17

Bond Fund 18

Investment of Funds 18

Events of Default 19

Acceleration of Maturities 19

Enforcement of Remedies 20

Supplemental Trust Agreements 20

Amendments and Supplements to the Loan

Agreement 21

Defeasance 21

TAX MATTERS 21

RATINGS 22

LEGAL INVESTMENT 23

CERTAIN REGULATORY CONSIDERATIONS 23

LITIGATION 24

UNDERWRITING 24

LEGAL MATTERS 24

CONTINUING DISCLOSURE COVENANT 25

MISCELLANEOUS 26

 Appendix I - The Borrower I-1

Appendix II - Borrower's Financial Statements II-1

Appendix III - Supervision and Regulation III-1

Appendix IV - Form of Opinion of Bond

Counsel IV-1

SUMMARY

The following Summary is qualified in its entirety by the more detailed information appearing elsewhere in this Official Statement. No person is authorized to detach this Summary from this Official Statement or otherwise to use it without the entire Official Statement. Neither the delivery of this Official Statement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

Title of Security

$50,000,000 Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Revenue Bonds, Series A (AFICA - SANTANDER Loan Program) (the "Bonds").

The Authority

Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority"), a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico" or the "Commonwealth") created pursuant to Act No. 121 of June 27, 1977, as amended (the "Act"). See The Authority and Governing Board.

The Borrower

Banco Santander Puerto Rico (the "Borrower") is a banking corporation organized under the laws of Puerto Rico. See The Borrower and Appendix I - The Borrower.

The Program

The net proceeds from the sale of the Bonds will be used by the Borrower to provide small and medium size loans (the "Qualified Loans") under a loan program (the "Program") established by the Borrower. The Qualified Loans will be made to borrowers (the "Users") to finance all or a portion of the costs incurred by such Users for projects which comply with the Program Guide (as defined herein), qualify for financing under the Act and satisfy the loan underwriting criteria of the Borrower (collectively, the "Qualified Projects"). See The Program.

Use of Proceeds

The proceeds from the sale of the Bonds will be loaned by the Authority to the Borrower pursuant to a loan agreement dated as of June 1, 1998 (the "Loan Agreement") between the Borrower and the Authority and will be used by the Borrower to (i) fund Qualified Loans under the Program and (ii) pay a portion of the costs incurred in connection with the issuance of the Bonds. See Sources and Uses of Funds.

The Bonds

General

The Bonds will be issued pursuant to a trust agreement dated June 4, 1998 (the "Trust Agreement") between the Authority and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). The Bonds will be issued in the aggregate principal amount of $50,000,000, bearing interest at 6.20% and maturing on June 1, 2018. The Bonds will be dated June 1, 1998 and will be issued in registered form, without coupons, in denominations of $5,000 and any integral multiple thereof. See The Bonds.

The principal of the Bonds will be payable on June 1, 2018, subject to earlier redemption or acceleration. The Bonds are structured so that certain payments of principal made under the Qualified Loans are applied to the redemption of the Bonds. See The Bonds - Redemption. Interest on the Bonds will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Interest on the Bonds will accrue from June 1, 1998 and will be paid on the first Business Day of each month, commencing on July 1, 1998 (each such a date an "Interest Payment Date"). A "Business Day" is any day of the year other than Saturday, Sunday or other day on which commercial banks in Puerto Rico and New York are not open for business to the general public. The Bonds will be registered under the DTC Book-Entry Only System. The principal or redemption price of and interest on the Bonds will be payable as described herein under The Bonds - Book-Entry Only System.

Redemption

The Bonds will not be subject to mandatory or optional redemption prior to June 1, 2001, except upon the occurrence of an Event of Taxability (as defined herein). Any redemption of the Bonds shall be made on an Interest Payment Date. See The Bonds - Redemption.

Mandatory Redemption Without Premium. The Bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date, without premium: (i) in part, after June 1, 2001, to the extent of any net proceeds of the Bonds that are not used by the Borrower to fund Qualified Loans by June 1, 2001 or such later date as may be approved by the Authority; (ii) in whole or in part, on any Interest Payment Date occurring on or after June 1, 2001, to the extent of any Principal Distribution Amount and any Extraordinary Prepayment (each as defined herein) deposited with the Trustee under the Trust Agreement; and (iii) in whole, upon the occurrence of an Event of Taxability.

Mandatory Redemption With Premium. The Bonds will be subject to mandatory redemption, in whole or in part, on any Interest Payment Date occurring on or after June 1, 2001, to the extent of any Optional Prepayment (as defined herein) which is not used by the Borrower to originate Qualified Loans within 90 days after receipt of such Optional Prepayment, at the redemption prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

Redemption Period Redemption Price

(All dates inclusive)

June 1, 2001 to May 31, 2009 100 1/2%

June 1, 2009 and thereafter 100 1/4

Optional Redemption. The Bonds are subject to redemption at the option of the Borrower, in whole or in part, on June 1, 2003 and any Interest Payment Date thereafter (which date shall not be less than forty-five (45) days from the date that notice of such redemption is received by the Trustee), at the redemption prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

Redemption Period Redemption Price

(All dates inclusive)

June 1, 2003 to May 31, 2004 102%

June 1, 2004 to May 31, 2005 101

June 1, 2005 and thereafter 100

Selection and Notice of Redemption

If less than all of the Bonds are called for redemption, DTC shall reduce the credit balances of the applicable DTC Participants in respect of the Bonds, and such Participants (as defined herein) shall in turn select those Beneficial Owners (as defined herein) whose ownership interests are to be extinguished by such partial redemption, each by such method as DTC or such Participants, as the case may be, in their sole discretion deem fair and appropriate. Upon the discontinuance of the Book-Entry Only System, the Bonds or portions of Bonds to be redeemed shall be selected by lot by the Trustee. See The Bonds - Selection and Notice of Redemption.

Additional Interest upon Event of Taxability

If interest received or to be received by certain Bondholders is subject to United States federal income taxation as a result of the Borrower's failure to meet the applicable requirements of the Internal Revenue Code of 1986, as amended and as in effect on the date of execution of the Trust Agreement (the "Code"), for interest paid on the Bonds to constitute income from sources within Puerto Rico, the Borrower will pay Additional Interest (as defined herein) to such Bondholders for such taxes subject to certain limitations and upon satisfaction of certain conditions. Such Additional Interest and actual interest paid or accrued on the Bonds shall not exceed 12% during any taxable year of the Borrower. See The Bonds - Additional Interest Upon Event of Taxability.

Sources of Payment and Security for the Bonds

The Bonds are limited obligations of the Authority payable solely from revenues derived pursuant to the Loan Agreement and to the extent provided in the Trust Agreement, moneys and securities in the funds and accounts under the Trust Agreement and certain investment income thereon. The Bonds shall not constitute an indebtedness of the Commonwealth or of any of its political subdivisions, other than the Authority and neither the Commonwealth nor any such political subdivision, other than the Authority, shall be liable thereon. The Bonds do not constitute savings accounts or deposits of the Borrower and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Bonds are being offered on the basis of the financial strength of the Borrower and not on the financial strength of any User under the Qualified Loans.

The Borrower will agree in the Loan Agreement to deposit with the Trustee in a bond fund created under the Trust Agreement (the "Bond Fund") amounts sufficient to pay, together with the moneys then on deposit therein, the principal of and premium, if any, and interest on the Bonds when due. Such deposit must be made on the day immediately preceding the date on which the corresponding amounts of principal of and premium, if any, and interest on the Bonds are due and payable. Pursuant to the Trust Agreement, the Authority will assign its interest in the Loan Agreement (except for certain reserved rights) to the Trustee as security for the Bonds. The obligations of the Borrower under the Loan Agreement rank pari passu with all other senior unsecured indebtedness of the Borrower, except deposit liabilities and other obligations that are subject to any priorities or preferences. The Borrower has the obligation to make the payments required by the Loan Agreement and the Trust Agreement notwithstanding the failure of any User to make the payments required under its respective Qualified Loan. The Bonds or the obligations of the Borrower under the Loan Agreement are not secured by any liens on the assets of the Borrower or by any collateral provided by the Users under the Qualified Loans. See Sources of Payment and Security for the Bonds, The Loan Agreement and Certain Regulatory Considerations.

Bondholders' Risks

The Bonds are subject to certain risks, including some that could affect the ability of the Borrower to meet its obligations to pay the principal of and premium, if any, and interest on, the Bonds. Prospective Bondholders are instructed to and should review the section entitled Bondholders' Risks for a discussion of certain risks associated with an investment in the Bonds.

Redemption Considerations

The effective yield to holders of the Bonds (the "Bondholders" or "Holders") and the average life of the Bonds may vary depending on certain circumstances which may result in the early redemption of Bonds. No representations or guarantees are made as to the future rate of principal payments (including prepayments) on the Qualified Loans which may result in the redemption of Bonds. See Redemption Considerations.

Tax Matters

In the opinion of Pietrantoni Méndez & Alvarez, Bond Counsel, under existing law (i) the Bonds and the interest thereon are exempt from Commonwealth income taxes and municipal property and license taxes, (ii) under certain circumstances, the Bonds are exempt from Commonwealth gift and estate taxes, (iii) the interest on the Bonds is not subject to income tax under the Code, when received by (a) individuals who are bona fide residents of the Commonwealth during the entire taxable year in which such interest is received and (b) under certain circumstances, foreign corporations, including Commonwealth corporations, and (iv) the interest on the Bonds is not excludable from the gross income of the recipients thereof under Section 103(a) of the Code. See Tax Matters.

Ratings

The Bonds are rated "AA-" by Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc. ("S&P") and "A1" by Moody's Investors Service ("Moody's"). There is no assurance that such ratings will be given to the Bonds or that, once given, will remain in effect for any given period or that such ratings will not be revised downward or withdrawn entirely by such organizations if, in their sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such ratings may have an adverse effect on the market prices of the Bonds.

The ratings given to the Bonds reflects only the views of the above rating organizations. An explanation of the significance of such ratings may be obtained only from S&P at 25 Broadway, New York, New York 10004, telephone number (212) 208-8000 and from Moody's at 99 Church Street, New York, New York 10007, telephone number (212) 553-0470. The ratings do not constitute a recommendation to buy, sell or hold the Bonds.

Trustee

The Trustee is State Street Bank and Trust Company, N.A. The principal corporate trust office of the Trustee is located at 61 Broadway, New York, New York.

Underwriters

The Underwriters of the Bonds are Santander Securities Corporation of Puerto Rico ("Santander Securities") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). The principal offices of Santander Securities are located at 221 Ponce de León Avenue, Suite 600, San Juan, Puerto Rico. The principal offices of Merrill Lynch in Puerto Rico are located at 209 Muñoz Rivera Avenue, Popular Center, San Juan, Puerto Rico. The Underwriters have agreed to purchase all of the Bonds at the purchase price of $48,839,500.00, plus accrued interest. See Underwriting.

Continuing Disclosure

The Borrower will enter into an undertaking for the benefit of the Holders of the Bonds to file certain financial and operating information on an annual basis (and the Borrower will provide notice of certain events) to certain nationally recognized municipal securities information repositories and with any Commonwealth information depository pursuant to Rule 15c2-12 adopted by the Securities and Exchange Commission under the Securities and Exchange Act of 1934. See Continuing Disclosure Covenant.

Available Information

The Underwriters will provide without charge during the offering period for the Bonds, to each person to whom copies of this Official Statement are delivered, a copy of the Trust Agreement and the Loan Agreement on the written or oral request of such person. Requests for such information should be directed to the Underwriters at their principal offices. After the date of issuance of the Bonds, execution copies of these documents will be available at the offices of the Trustee.

OFFICIAL STATEMENT

$50,000,000

Puerto Rico Industrial, Tourist, Educational, Medical and

Environmental Control Facilities Financing Authority

Revenue Bonds, Series A

(AFICA - SANTANDER Loan Program)

INTRODUCTION

This Official Statement, which includes the cover page and appendices hereto, is provided to furnish information in connection with the offering and sale by Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority") of its $50,000,000 Revenue Bonds, Series A (AFICA - SANTANDER Loan Program) (the "Bonds"), to be issued pursuant to a Trust Agreement (the "Trust Agreement"), dated June 4, 1998, between the Authority and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). The Bonds will be dated, mature, bear interest and be subject to redemption prior to maturity as more fully described on the cover page and herein.

The Bonds are being issued by the Authority (i) to fund small and medium size loans (the "Qualified Loans") under a loan program established by the Borrower (the "Program") and (ii) pay certain expenses incurred in connection with the issuance and sale of the Bonds. Pursuant to a loan agreement to be dated as of June 1, 1998 (the "Loan Agreement"), between the Authority and Banco Santander Puerto Rico (the "Borrower"), the Authority will loan the proceeds from the sale of the Bonds to the Borrower. Under the Loan Agreement, the Borrower will agree to provide Qualified Loans to borrowers (the "Users") to finance all or a portion of the costs incurred by such Users for projects which comply with the Program Guide (as defined herein), qualify for financing under the Act and satisfy the loan underwriting criteria of the Borrower (collectively, the "Qualified Projects"). See The Program and Sources and Uses of Funds. Payments to be made by the Borrower under the Loan Agreement are to be sufficient, together with other available funds, to pay the principal of and premium, if any, and interest on the Bonds, and will be assigned by the Authority to the Trustee for such purpose. The obligations of the Borrower under the Loan Agreement are payable solely from the revenues of the Borrower and from any other moneys legally available therefor. The obligations of the Borrower under the Loan Agreement rank pari passu with all other senior unsecured indebtedness of the Borrower, except deposit liabilities and other obligations that are subject to any priorities or preferences. See The Loan Agreement and Certain Regulatory Considerations. The Bonds shall not constitute an indebtedness of the Commonwealth or of any of its political subdivisions, other than the Authority, and neither the Commonwealth nor any such political subdivision, other than the Authority, shall be liable thereon. The Bonds are payable solely from the revenues and other funds provided therefor in the Trust Agreement and the Loan Agreement. The Bonds do not constitute savings accounts or deposits of the Borrower and are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency.

The descriptions and summaries under the captions The Program, The Trust Agreement and The Loan Agreement do not purport to be complete and are subject to and qualified by reference to the provisions of the applicable complete documents, copies of which are available at the corporate trust office of the Trustee and, during the offering period of the Bonds, from the Underwriters. The agreements of the Authority with the Bondholders are fully set forth in the Trust Agreement and neither any advertisement of the Bonds nor this Official Statement is to be construed as constituting an agreement with the purchasers of the Bonds or the Bondholders. So far as any statements are made in this Official Statement involving matters of opinion, whether or not expressly so stated, they are intended as such and not as representations of fact. Copies of the documents mentioned in this paragraph are on file at the offices of the Authority and the Trustee.

THE AUTHORITY AND GOVERNING BOARD

The Authority

The Authority is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry, and health and educational services within Puerto Rico is essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that new methods of financing capital investments were required to promote industry in Puerto Rico and to provide modern and efficient medical facilities for the citizens of Puerto Rico. Accordingly, the Authority was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. The Authority is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance the acquisition, development, construction and equipping of industrial, tourist, educational, medical and environmental pollution control and solid waste disposal facilities. The Authority has no taxing power. The Authority's offices are located at Minillas Government Center, De Diego Avenue, Stop 22, San Juan, Puerto Rico 00940. The Authority's telephone number is (787) 782-4060.

Governing Board

The Act provides that the governing board (the "Governing Board") of the Authority shall consist of seven members. The President of Government Development Bank for Puerto Rico (the "GDB"), the Executive Director of Puerto Rico Industrial Development Company, the Executive Director of Puerto Rico Aqueduct and Sewer Authority, the President of the Puerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the Governing Board. The remaining two members of the Governing Board are appointed by the Governor of Puerto Rico for terms of four years. The following individuals are the current members of the Governing Board:

Name	Position	Term	Occupation
Marcos Rodríguez-Ema	Chairman	Indefinite	President, Government Development Bank for Puerto Rico
Jaime Morgan Stubbe	Member	Indefinite	Executive Director, Puerto Rico Industrial Development Company
Perfecto Ocasio	Member	Indefinite	Executive Director, Puerto Rico Aqueduct and Sewer Authority
Héctor Russé-Martínez	Member	Indefinite	President, Puerto Rico Environmental Quality Board
Jorge Dávila	Member	Indefinite	Executive Director, Puerto Rico Tourism Company
James Thordsen	Member	June 27, 1998	President, James Thordsen, Inc.
José Salas-Soler	Member	October 22, 2001	Attorney-at-Law

The Act provides that the affirmative vote of four members is sufficient for any action taken by the Governing Board.

The following individuals are currently officers of the Authority:

Lourdes Rovira Rizek, Executive Director of the Authority, is also Executive Vice President of GDB. Ms. Rovira Rizek has been associated with GDB since 1996 and received a bachelor's degree in Business Administration from the University of Puerto Rico in 1972. Prior to her appointment at GDB, she was the chief financial officer of the University of Puerto Rico system.

Velmarie Berlingeri, Assistant Executive Director of the Authority, is also a Vice President of GDB. Ms. Berlingeri has been associated with GDB since 1993 and received a Bachelor of Science in Business Administration degree from the University of Puerto Rico in 1982. Prior to her appointment, she worked in the investments area of a major private sector corporation in Puerto Rico.

Delfina Betancourt Capó, Secretary and General Counsel of the Authority, is also Senior Vice President and General Counsel of GDB. Ms. Betancourt has been associated with GDB since 1984 and received a law degree from Cornell University in 1982.

Outstanding Revenue Bonds and Notes of the Authority

As of December 31, 1997, the Authority had revenue bonds and notes issued and outstanding in the principal of approximately $2.2  billion.

All such bond and note issues have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the Trust Agreement relating to the Bonds and are payable from sources other than the payments under the Loan Agreement.

Under the Act, the Authority may issue additional bonds and notes from time to time to finance industrial, tourist, educational, medical or pollution control facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or resolutions separate from and unrelated to the Trust Agreement relating to the Bonds and would be payable from sources other than the payments under the Loan Agreement.

GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO

As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, GDB has acted as a financial advisor to the Authority in connection with the issuance and sale of the Bonds.

GDB is a public corporation with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for Puerto Rico, its municipalities and its public corporations in connection with the issuance of bonds and notes, to make advances to public corporations and to make loans to private enterprises that will aid in the economic development of Puerto Rico. The Underwriters have been selected by GDB to act from time to time as underwriters of its obligations and the obligations of Puerto Rico, its instrumentalities and public corporations. The Underwriters or their affiliates also participate in other financial transactions with GDB.

THE BORROWER

The Borrower is a banking corporation organized under the laws of Puerto Rico. For a more detailed description of the Borrower, its business and its financial information, see Appendix I - The Borrower. Appendix I should be read in its entirety by any prospective purchaser of Bonds. The audited financial information of the Borrower for the fiscal years ended December 31, 1997 and 1996, together with the report thereon by Arthur Andersen, LLP, independent public accountants, San Juan, Puerto Rico, are contained in Appendix II to this Official Statement.

THE PROGRAM

The Borrower will use the net proceeds from the sale of the Bonds to provide Qualified Loans. The Qualified Loans will be made by the Borrower to Users for the purpose of paying all or a portion of the costs incurred by the Users related to the Qualified Projects.

The terms and conditions for the origination and administration of the Qualified Loans are contained in a program guide (the "Program Guide") adopted by the Borrower and the Authority. The Program Guide may be amended by the Authority and the Borrower from time to time as provided in the Trust Agreement. See The Trust Agreement-Amendments and Supplements to the Loan Agreement.

The terms of the Qualified Loans will be negotiated between the Borrower and each User in accordance with the guidelines set forth in the Program Guide. The Qualified Loans will bear an annual fixed interest rate and may have terms of up to 20 years. The Qualified Loans are expected to have different amortization schedules, including balloon payments. The Borrower anticipates that most Qualified Loans will pay principal and interest on a monthly basis. The Qualified Loans will be in amounts ranging from $200,000 to $8,000,000, except that the Borrower may originate one loan of up to $10,000,000. A User and its affiliates may obtain more than one Qualified Loan under the Program provided that no User and its affiliates may, in the aggregate, have more than $10,000,000 in Qualified Loans.

Optional Prepayments (as defined herein) will be subject to a prepayment penalty imposed by the Borrower. Upon the partial or full prepayment of a Qualified Loan, the Borrower will have the option to substitute the prepaid Qualified Loan with a new Qualified Loan, provided that no Qualified Loan will have a final maturity beyond the life of the Bonds.

The Qualified Loans may be subject to full or partial prepayment upon certain events of default, including but not limited to the following events: (i) failure by the User to pay principal or interest when due, (ii) the User contests the validity or enforceability of its obligations under a Qualified Loan, (iii) certain events of bankruptcy or insolvency involving the User, (iv) failure by the User to perform or observe any covenant, condition or agreement on its part contained in its loan contract, (v) any representation or warranty made by a User shall prove to have been incorrect in any material respect, and (vi) failure by the User to operate a Qualified Project in accordance with the Act or the Program Guide.

SOURCES AND USES

Set forth below are the estimated sources and uses of Bond proceeds:
Sources
Principal Amount of the Bonds	$ 50,000,000.00
Original Issue Discount	(285,500.00)
Accrued Interest	25,833.33
Total Sources	$ 49,740,333.33
Uses
Deposit to Program Fund(1)	$ 48,339,500.00
Deposit to Bond Fund	25,833.33
Underwriters' Discount, Trustee Fee, Legal and Printing Fees and Expenses, and other Direct Costs of Issuance of the Bonds	1,375,000.00
Total Uses	$ 49,740,333.33

(1) Net of all expenses incurred in connection with the issuance and sale of the Bonds.

THE BONDS

General

The Bonds will be dated June 1, 1998 and will bear interest at such rate and will mature (subject to the rights of redemption described below), as set forth on the cover page of this Official Statement. Interest on the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Bonds will accrue from June 1, 1998 and will be paid on the first Business Day of each month commencing on July 1, 1998 until maturity or prior redemption. A Business Day is any day of the year other than a Saturday, Sunday, or other day in which commercial banks in Puerto Rico and New York are not open for business to the general public.

The Bonds are issuable as fully registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The Bonds will be registered under the DTC Book-Entry Only System described below. The principal or redemption price of and interest on the Bonds will be payable as described below under "Book-Entry Only System."

Book-Entry Only System

The following information concerning DTC and DTC's book-entry system has been obtained from DTC, and the Authority, the Borrower, or the Underwriters do not take any responsibility for the accuracy thereof.

DTC will act as securities depository for the Bonds. The Bonds will be issued as fully registered bonds in the name of Cede & Co., DTC's partnership nominee. One fully registered Bond will be issued for each maturity of the Bonds in the aggregate principal amount of such maturity, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement of securities transactions among Direct Participants, such as transfers and pledges, in deposited securities through electronic book-entry changes in accounts of the Direct Participants, thereby eliminating the need for physical movement of securities. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of the Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants;" and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Purchases of Bonds under the DTC system must be made by or through Direct Participants which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the DTC system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds. DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the Bonds of any maturity are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such maturity to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Authority as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal of and redemption premium, if any, and interest payments on the Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on each Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, the Borrower or the Authority, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Each person for which a Participant acquires an interest in the Bonds, as nominee, may desire to make arrangements with such Participant to receive a credit balance in the records of such Participant, and may desire to make arrangements with such Participant to have all notices of redemption or other communications to DTC, which may affect such persons, forwarded in writing by such Participant and to have notification made of all interest payments.

DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Authority or the Trustee. In such event, the Authority will try to find a substitute securities depository and, if unsuccessful, definitive Bonds will be printed and delivered. In addition, the Authority, in its sole discretion and without the consent of any other person, may terminate the services of DTC as securities depository with respect to the Bonds if the Authority determines that Beneficial Owners of such Bonds shall be able to obtain definitive Bonds. In such event, definitive Bonds will be printed and delivered as provided in the Trust Agreement and registered in accordance with the instructions of the Beneficial Owners.

So long as Cede & Co., as nominee of DTC (or any other nominee of DTC), is the registered owner of the Bonds, all references herein to the Bondholders or registered owners of the Bonds (other than under the heading "Tax Matters") shall mean Cede & Co., or such other nominee, in the capacity of nominee for DTC, and shall not mean the Beneficial Owners of the Bonds.

When reference is made to any action which is required or permitted to be taken by the Beneficial Owners, such reference shall only relate to those permitted to act (by statute, regulation or otherwise) on behalf of such Beneficial Owners for such purposes. When notices are given, they shall be sent by the Authority or the Trustee to DTC only.

For every registration of transfer or exchange of the Book-Entry Bonds, the Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

THE AUTHORITY, THE TRUSTEE AND THE BORROWER SHALL HAVE NO RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT, AS DESCRIBED ABOVE; (2) THE PAYMENT OR TIMELINESS OF PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (3) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE TRUST AGREEMENT TO BE GIVEN TO BONDHOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS BONDHOLDER.

In the event that the book-entry only system is discontinued and the Beneficial Owners become registered owners of the Bonds, the following provisions will apply: The principal of the Bonds and premium, if any, thereon when due will be payable upon presentation of the Bonds at the corporate trust office of the Trustee in New York, New York, and interest on the Bonds will be paid by check mailed to the persons who were the registered owners as of the 15th day of the month immediately preceding the related Payment Date, as provided in the Trust Agreement. Bonds may be exchanged for an equal aggregate principal amount of Bonds in other authorized denominations and of the same maturity and interest rate, upon surrender thereof at the Trustee's corporate trust office in New York, New York. The transfer of any Bond may be registered only upon surrender thereof to the Trustee along with a duly executed assignment in form satisfactory to the Trustee. Upon any such registration of transfer, a new Bond or Bonds of authorized denominations in an equal aggregate principal amount, of the same maturity, bearing interest at the same rate and registered in the name of the transferee will be executed by the Authority and authenticated by the Trustee. No charge may be made to the Bondholders for any exchange or registration of transfer of the Bonds, but any Bondholder requesting any such exchange shall pay any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. The Trustee will not be required to exchange or to register the transfer of any Bond during the period of 15 days preceding the date of giving of notice of redemption or after any Bond or portion thereof has been selected for redemption.

Redemption

The Bonds will not be subject to mandatory or optional redemption prior to June 1, 2001, except upon the occurrence of an Event of Taxability. Any redemption of the Bonds shall be made on an Interest Payment Date.

Mandatory Redemption Without Premium.

The Bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium: (i) in part, on the Interest Payment Date immediately succeeding June 1, 2001 or such later Interest Payment Date as may be approved by the Authority, to the extent of any net proceeds of the Bonds that are not used by the Borrower to fund Qualified Loans by June 1, 2001 or such later date as may be approved by the Authority (the "Origination Period"); (ii) in whole or in part, on any Interest Payment Date occurring on or after June 1, 2001 (which date shall not be less than seventeen (17) days from the date that notice of such redemption is received by the Trustee), to the extent of any Principal Distribution Amount and any Extraordinary Prepayment (each as defined herein) deposited with the Trustee under the Trust Agreement; (iii) in whole, on the Interest Payment Date occurring not less than forty-five (45) days after the occurrence of an Event of Taxability.

Mandatory Redemption with Premium.

The Bonds will be subject to mandatory redemption, in whole or in part, on any Interest Payment Date occurring on or after June 1, 2001, to the extent of any Optional Prepayment (as defined herein) not used by the Borrower, at its option, to originate new Qualified Loans within 90 days after receipt of such Optional Prepayment, at the redemption prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

Redemption Period Redemption Price

(All dates inclusive)

June 1, 2001 to May 31, 2009 100 1/2%

June 1, 2009 and thereafter 100 1/4

Optional Redemption

The Bonds are subject to redemption, at the option of the Borrower, in whole or in part, on June 1, 2003, and any Interest Payment Date thereafter (which date shall not be less than forty-five (45) days from the date that notice of such redemption is received by the Trustee) at the redemption prices set forth below (expressed as percentages of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

Redemption Period Redemption Price

(All dates inclusive)

June 1, 2003 to May 31, 2004 June 1, 2004 to May 31, 2005 June 1, 2005 and thereafter	102% 101 100

To exercise the foregoing optional redemption, the Borrower is required to deposit with the Trustee moneys necessary to effect such redemption on the forty-fifth (45th) day immediately preceding the date on which the corresponding redemption price is due and payable.

"Cut-Off Date" means the last Business Day of each calendar month.

"Scheduled Principal Payment" means, with respect to any Qualified Loan, any payment of principal on such Qualified Loan in accordance with the amortization schedule at the time applicable thereto and any other principal payment received on such Qualified Loan after its due date and not constituting an Extraordinary Prepayment or an Optional Prepayment.

"Principal Distribution Amount" means, with respect to any Interest Payment Date, an amount equal to the sum of (i) the aggregate Scheduled Principal Payments received by the Borrower during the period commencing on the day immediately succeeding the Cut-Off Date contained in the second calendar month immediately preceding such Interest Payment Date and ending on the Cut-Off Date contained in the calendar month immediately preceding such Interest Payment Date and (ii) on July 1, 2001 and each Interest Payment Date thereafter, the sum of $8,139.71 paid by the Borrower as partial payment of the costs of issuance of the Bonds.

"Extraordinary Prepayment" means, with respect to any Qualified Loan, any payment or other recovery of principal on such Qualified Loan received by the Borrower during the period commencing on the day immediately succeeding the Cut-Off Date contained in the second calendar month immediately preceding such Interest Payment Date and ending on the Cut-Off Date contained in the calendar month immediately preceding such Interest Payment Date (other than an Optional Prepayment), consisting of (i) all proceeds received from any condemnation award or proceeds in lieu of condemnation, proceeds of any insurance or casualty in respect of such Qualified Loan, (ii) proceeds from the sale, assignment or other disposition of such Qualified Loan or the mortgaged property or other collateral securing such loan upon the occurrence of an event of default thereon, including a determination by the Borrower, the Trustee or the Authority, that such loan does not comply with the provisions of the Program Guide or the Act, or (iii) any amounts paid by the Borrower on behalf of the related User after a determination by the Borrower that an event of default has occurred and is continuing under such Qualified Loan.

"Optional Prepayment" means, with respect to any Qualified Loan, any payment of principal which requires the payment of a prepayment penalty under the terms of such Qualified Loan.

Selection and Notice of Redemption

At least fifteen (15) days (or at least thirty (30) days in the case of an optional redemption) before any redemption date, notice thereof will be sent by the Trustee via first-class mail, postage prepaid, to DTC, or if the Book-Entry Only System is discontinued as described above, by first-class mail, postage prepaid, to the registered owners of the Bonds to be redeemed. If less than all of the Bonds are called for redemption, the particular Bonds or portions thereof to be redeemed will be selected as provided below, except that so long as the Book-Entry Only System shall remain in effect, in the event of any such partial redemption, DTC shall reduce the credit balances of the applicable DTC Participants in respect of the Bonds, and such Participants shall in turn select those Beneficial Owners whose ownership interests are to be extinguished by such partial redemption, each by such method as DTC or such Participants, as the case may be, in their sole discretion deem fair and appropriate.

Each notice of redemption shall set forth (a) the redemption date, (b) the redemption price, (c) if fewer than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed, (d) that on the date fixed for redemption such redemption price will become due and payable upon each Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date, and (e) the place where such Bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price. In case any Bond is to be redeemed in part only, the notice of redemption shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion of such Bond will be issued. Failure to mail such notice to any Holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Bonds of any other Holders. If less than all of outstanding Bonds are called for redemption, the Bonds or portions of Bonds to be redeemed shall be selected by lot by the Trustee in such manner as the Trustee in its discretion may determine in integral multiples of $5,000.

If notice of redemption is given and if sufficient funds are on deposit with the Trustee to provide for the payment of the principal of and premium, if any, and interest on the Bonds (or portions thereof) to be redeemed, then the Bonds (or portions thereof) so called for redemption will, on the redemption date, cease to bear interest and shall no longer be deemed outstanding or be entitled to any benefit or security under the Trust Agreement.

Additional Interest Upon Event of Taxability

The Borrower will covenant under the Loan Agreement that under the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder as in effect on the date of issuance of the Bonds (the "Code") (i) during each taxable year of its existence, up to and including the taxable year when all interest on and principal of the Bonds are paid in full, while the Bonds are outstanding it will be engaged in trade or business in Puerto Rico, (ii)during the three taxable years immediately preceding the taxable year during which interest is paid on the Bonds more than 20% of its total gross income will be attributable to its trade or business in Puerto Rico and will be derived from sources within Puerto Rico, and (iii) no part of the interest paid on the Bonds will be treated as paid by a trade or business of the Borrower conducted outside of Puerto Rico so that, at all times while the Bonds are outstanding, interest paid or payable thereon will constitute income from sources within Puerto Rico.

Failure to comply with the above covenant will constitute an "Event of Taxability." Upon the occurrence of an Event of Taxability, the Borrower will be required to pay Additional Interest (as defined below) to each Qualifying Bondholder (as defined below). "Additional Interest" means (i) an amount equal to the income taxes imposed under the Code (the "Federal Taxes") that a Qualifying Bondholder (as defined below) was required or will be required to pay with respect to interest paid or accrued on the Bonds during an applicable interest period as a result of the occurrence of an Event of Taxability, plus (ii) any Federal Taxes payable with respect to the receipt of such amount, plus (iii) any penalties and interest that have been or will be assessed against such Bondholder with respect to the late payment of such Federal Taxes; provided, however, that Additional Interest cannot exceed the difference between (x) the amount that is obtained by multiplying 12% times the principal amount of the Bonds then outstanding and (y) the actual interest paid or accrued on the Bonds during the applicable interest period.

A "Qualifying Bondholder" is (i) an individual who during the entire taxable year with respect to which the Event of Taxability occurred was a bona fide resident of Puerto Rico, or (ii) a Commonwealth corporation or other foreign corporation (for purposes of the Code) that is not engaged in trade or business in the United States.

BONDHOLDERS' RISKS

Purchase of the Bonds involves a degree of risk. Prospective purchasers of the Bonds should give careful consideration to the matters referred to in the following summary as well as to other information set forth in this Official Statement. Such summary should not be considered an exhaustive discussion of all aspects of law and policy, but rather informational only.

Payment Risks

General

The Bonds are subject to certain risks that could affect the ability of the Borrower, under certain circumstances, to cover the full and punctual payment of the principal of and interest on the Bonds.

Financial Condition of Borrower

Payment of the Bonds depends primarily on the financial condition of the Borrower. Future revenues and expenses of the Borrower are subject to conditions which may change to an extent that cannot be determined at this time.

Factors which may influence the Borrower's ability to meet the requirements of the Loan Agreement include (i) general economic conditions, including changes in interest rates, (ii) regulatory changes such as those affecting reserves, limits in interest rates and the types and amounts of authorized transactions, (iii) repeal of the tax benefits under Section 936 of the Code and (iv) growing competition affecting net interest margins. Information about the Borrower has been provided by the Borrower and is set forth in Appendix I, Appendix II and Appendix III attached hereto.

Effect of Insolvency

Federal law provides that the claims of certain creditors of an insured depository institution, including claims of holders of the deposits of such an institution and certain claims for administrative expenses, have priority over other general claims of unsecured creditors of such institution in the event of a liquidation or other resolution by a receiver of such institution. As a result, depositors (including the FDIC, as the subrogee of such depositors) and such other priority claim holders are entitled to priority over the Bondholders in the event of a liquidation or other resolution by a receiver of the Borrower. A substantial portion of the Borrower's liabilities consists of deposits.

Restrictions on Enforcement of Remedies; Absence of Liens on Properties of the Borrower

Upon the occurrence of an Event of Default, the Trustee may proceed to enforce any remedies under the Trust Agreement and the Loan Agreement. The enforcement of such remedies may be limited or restricted by laws relating to bankruptcy or receivership and rights of creditors generally and by application of general principles of equity applicable to the availability of certain remedies and may be substantially delayed and subject to judicial discretion in the event of litigation or statutory remedy procedures. See The Bonds - Sources of Payment and Security for the Bonds.

The obligations of the Borrower under the Loan Agreement are general obligations thereof. The Bonds or the obligations of the Borrower under the Loan Agreement are not secured by any liens on the assets of the Borrower or by any collateral provided by the Users under the Qualified Loans. In the event of the Borrower's bankruptcy, Bondholders will have no greater rights than general unsecured creditors of the Borrower.

Prepayment Risks

The yield to maturity on the Bonds and the average life of the Bonds will be sensitive in varying degrees, among other things, to the rate and timing of principal payments (including prepayments) of the Qualified Loans which may result in the redemption of the Bonds. No representations or guarantees are made as to the future rate of principal payment (including prepayments) on the Qualified Loans or as to the yield to maturity of any Bonds. See Redemption Considerations.

Absence of Secondary Market for the Bonds; Rating Maintenance

There is currently no secondary market for the Bonds, and there can be no assurance that a secondary market will develop or if it does develop, that it will provide Bondholders with liquidity for their investment or that it will continue for the life of the Bonds.

There is no assurance that the investment ratings initially assigned to the Bonds will not be lowered or withdrawn, which could adversely affect the value of and market for the Bonds. See Ratings.

REDEMPTION CONSIDERATIONS

The effective yield to Holders of the Bonds and the average life of the Bonds may vary depending on certain circumstances which may result in the early redemption of Bonds. Among such circumstances are the risk of non-origination of Qualified Loans, the schedule for the repayment of principal under the Qualified Loans, the timing of Extraordinary Prepayments and Optional Prepayments under the Qualified Loans, the inability of the Borrower to substitute a prepaid Qualified Loan with a new Qualified Loan and the occurrence of an Event of Taxability.

The Risk of Non-origination

Although the Program was structured to provide attractive interest rates for the Qualified Loans, and while the Borrower believes that sufficient Qualified Loans should be originated prior to the end of the Origination Period, there can be no assurance that the foregoing will occur. The Borrower may be unable to originate Qualified Loans due to various factors, including the potential unattractiveness of the interest rates required under the Program when compared to prevailing market interest rates, economic conditions at the time of the origination of the Qualified Loans or lack of eligible borrowers under the Program. In addition, the availability of future financings by the Authority at lower rates may reduce the number of Qualified Projects available for financing under the Program. Bond proceeds not used to originate Qualified Loans on or before the end of the Origination Period will be applied for the mandatory redemption of the Bonds. See The Bonds-Redemption.

Prepayment and Yield Considerations

The prepayment experience of loans is influenced by a variety of economic, social and other factors, including the prevailing level of interest rates and the rate at which commercial borrowers default on their loans. There is no readily accessible data or reliable information that could be used to indicate the historical prepayment or foreclosure experience of commercial loans similar to the Qualified Loans. The rate of prepayment on the Qualified Loans may also be influenced by the terms and structure of each Qualified Loan, the type of business the Users are engaged in, the financial situation of the Users and the type of Qualified Project. The Bonds have been structured so that on Interest Payment Dates occurring on or after June 1, 2001, Scheduled Principal Payments, Extraordinary Prepayments and Optional Prepayments (excluding Optional Prepayments not used to finance new Qualified Loans) be applied to redeem Bonds. In addition, the rate of redemption of the Bonds will be affected by the monthly payment required to be made by the Borrower in the amount of $8,139.71. This amount constitutes the repayment by the Borrower of the costs of issuance of the Bonds and is payable in equal monthly installments during a period of 17 years, commencing on July 1, 2001. Such repayment by the Borrower of the costs of issuance of the Bonds will also affect the average life of the Bonds by causing an early redemption thereof.

The Borrower expects that the Bonds will be subject to moderate prepayments for the following reasons: (i) the Qualified Loans will be made to Users at fixed interest rates that generally should be below the interest rates generally available in the market for similar loans, (ii) under the Program Guide, a prepayment penalty is required to be imposed by the Borrower on Optional Prepayments, and (iii) the Borrower has the right to apply Optional Prepayments to finance new Qualified Loans. No assurance can be given, however, as to the future rate of principal payments (including prepayments) on the Qualified Loans. Optional Prepayments which are not used by the Borrower to finance new Qualified Loans will be applied to redeem Bonds. Such redemption would affect the average life of the Bonds.

The Bonds are not subject to redemption prior to June 1, 2001, except upon the occurrence of an Event of Taxability. On June 1, 2001 and any Interest Payment Date thereafter, the Bonds will be subject to mandatory redemption from (i) Scheduled Principal Payments, Extraordinary Prepayments and Optional Prepayments (excluding Optional Prepayments not used to finance new Qualified Loans) and (ii) the monthly payments by the Borrower of the costs of issuance financed with bond proceeds. Since the Borrower will not have originated Qualified Loans as of the date of issuance of the Bonds and, since no assurance can be given that all the Bond proceeds will be applied to originated Qualified Loans during the life of the Program, there can be no certainty during any period or over the life of the Bonds as to the amount or rate of the Scheduled Principal Payments, Extraordinary Prepayments and Optional Prepayments that will be received on the Qualified Loans. The Borrower expects, however, that on June 1, 2001, the first date when the Bonds become subject to redemption, the principal payments on the Qualified Loans received on or before such date will be applied to redeem Bonds, which may result in a larger redemption of Bonds on such date.

The following table is for illustration purposes only, and is intended to demonstrate the effect that the redemption of a Bond may have on the expected yield of such Bond to the redemption dates shown below. The yields presented below were calculated based on a redemption of a Bond at par and assuming a redemption price of 100 1/2% from June 1, 2001 to May 31, 2009 and at a redemption price of 100 1/4% from June 1, 2009 and thereafter. The yields are computed based on a coupon of 6.20%, a purchase price of 99.429%, a settlement date of June 4, 1998, a 360-day year consisting of twelve thirty-day months and monthly interest payments on the Bonds. Such yield computations do not take into account the redemption of the Bonds at various redemption dates or dates other than the ones presented below.

Redemption Date Yield

(as of June 1 of

the years below) At Par With Premium

2001	6.410%	6.562%
2002	6.362	6.473
2003	6.334	6.419
2004	6.315	6.384
2005	6.301	6.358
2006	6.291	6.339
2007	6.283	6.325
2008	6.277	6.313
2009	6.272	6.288
2010	6.268	6.282
2011	6.264	6.277
2012	6.261	6.273
2013	6.259	6.269
2014	6.257	6.266
2015	6.255	6.263
2016	6.253	6.261
2017	6.251	6.258
2018	6.250	6.250

Premiums paid upon mandatory redemptions pursuant to Optional Prepayments.

The extent to which any Bonds are purchased at a discount or a premium and the timing of principal payments (including prepayments) will determine the extent to which the yield to maturity of a Bond may vary from the anticipated yield.

SOURCES OF PAYMENT AND SECURITY FOR THE BONDS

The Bonds are limited obligations of the Authority payable solely from revenues derived pursuant to the Loan Agreement and from such other amounts as may be available to the Trustee under the Trust Agreement. Pursuant to the Trust Agreement, the Authority will assign its interest in the Loan Agreement (except certain rights of the Authority to indemnification, exemption from liabilities, notices and the payment of costs and expenses) to the Trustee as security for the Bonds. The Bonds or the obligations of the Borrower under the Loan Agreement are not secured by any liens on the assets of the Borrower or by any collateral provided by the Users under the Qualified Loans. The Bonds will not constitute a charge against the general credit of the Authority and will not constitute an indebtedness of Puerto Rico or any of its political subdivisions other than the Authority with respect to the Bonds.

Under the Loan Agreement, the Borrower will agree to deposit with the Trustee in the Bond Fund amounts sufficient to pay, together with the amounts then on deposit therein, principal of and premium, if any, and interest on the Bonds. Such deposit must be made on the day immediately preceding the date on which the corresponding amounts of principal, premium, if any, and interest are due and payable. Pursuant to the Trust Agreement, the Authority will assign its interest in the Loan Agreement (except certain rights of the Authority to indemnification, exemption from liability, notices and the payment of costs and expenses) to the Trustee as security for the Bonds. See The Loan Agreement.

THE LOAN AGREEMENT

The following is a summary of certain provisions of the Loan Agreement. This summary does not purport to be comprehensive or definitive and is qualified by reference to and is subject to the provisions of the Loan Agreement, copies of which may be obtained during the offering period from the Underwriters and thereafter from the Trustee.

The Loan Agreement will provide for the financing of a portion of the costs of the Program. Pursuant to the Loan Agreement, the Authority will issue the Bonds and loan the proceeds from the sale thereof to the Borrower. The Borrower will agree to make payments directly to the Trustee which, together with amounts then held in the Bond Fund established under the Trust Agreement will be sufficient to make the payments of principal of and premium, if any, and interest on the Bonds as the same become due at maturity, upon redemption or acceleration. Such deposit must be made on the Business Day immediately preceding the date on which the corresponding amounts of principal, premium, if any, and interest are due and payable.

The obligations of the Borrower under the Loan Agreement are stated to be absolute and unconditional without right of set-off for any reason. The obligations of the Borrower under the Loan Agreement rank pari passu with all other senior unsecured indebtedness of the Borrower, except deposit liabilities and other obligations that are subject to any priorities or preferences. See Certain Regulatory Considerations. In a liquidation or other resolution of the Borrower, the obligations of the Borrower under the Loan Agreement would be treated differently from, and holders of the Bonds could receive, if anything, significantly less than holders of, deposit liabilities of the Borrower.

The Borrower will use the proceeds of the Bonds to (i) fund Qualified Loans under the Program and (ii) pay a portion of the costs incurred in connection with the issuance of the Bonds. On the date the Bonds are issued, the Borrower will receive the net proceeds thereof and will be entitled to invest such moneys until Qualified Loans are originated. Any gain or income realized by the Borrower from such investments will be the property of the Borrower.

Assignment by Authority

The Authority will assign all of its rights, title and interest in the Loan Agreement (except for certain rights reserved under the Loan Agreement) and will pledge and assign to the Trustee any payments, receipts and revenues receivable by it (except as aforesaid) under or pursuant to the Loan Agreement and the income earned by the investment of funds held under the Trust Agreement, as security for payment of the principal of and premium, if any, and interest on the Bonds. Except as provided in the preceding sentence, the Authority will not sell, assign or otherwise dispose of its interest in the Loan Agreement or the payments, receipts and revenues of the Authority derived under the Loan Agreement.

Implementation of the Program Guide

The net proceeds of the Loan shall be applied solely for the purposes and upon the conditions set forth in the Loan Agreement and the Program Guide for the making of Qualified Loans by the Borrower and not for any other purpose; provided, however, that prior to the making of Qualified Loans such moneys may be invested and reinvested by the Borrower.

Inspections; Reports

The Borrower will cause each User to allow the Authority and the Trustee, through their respective officers, employees, consultants and other authorized representatives, to have access, during normal business hours and upon reasonable prior notice, to enter upon and examine and inspect each Qualified Project to determine its compliance with the Act and examine certain books and records of the Borrower for purposes of ascertaining whether the Borrower has complied with the agreements and obligations under the Loan Agreement and the Program Guide.

Maintenance of Qualified Projects

The Borrower shall require that each User agree in writing to, at all times, at its sole cost and expense, maintain, preserve and keep such User's Qualified Project in good repair, working order and condition and cause to be made all needed and proper repairs, replacements and renewals; provided, however, that a User will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of such Qualified Project, the maintenance, repair, replacement or renewal of which becomes uneconomic to such User because of damage or destruction or obsolescence or change in economic or business conditions, or change in government standards or regulations. The Borrower shall further require that each User agree in writing to covenant that it will not permit, commit or suffer any waste of the whole or any major part of such User's Qualified Project, or any part thereof, for any unlawful purpose or permit any nuisance to exist thereon.

Covenants as to Existence, Disposition of Assets and Assignments

The Borrower, so long as the Bonds are outstanding, will maintain its existence, will not dispose of all or substantially all of its assets and will not acquire, consolidate with or merge into another person; provided, however, that the Borrower may acquire, consolidate with or merge into another person, or transfer to another person all or substantially all of its assets and thereafter dissolve, if (i) the successor or transferee is solvent and irrevocably and unconditionally assumes in writing all the obligations of the Borrower under the Loan Agreement and the Trust Agreement; (ii) such consolidation, merger or transfer shall not cause an Event of Taxability; (iii) such consolidation, merger or transfer shall not cause the then current rating of the Bonds to be lowered, suspended or withdrawn; and (iv) immediately after such consolidation, merger or transfer neither the Borrower nor such successor or transferee (if other than the Borrower) shall be in default in the performance or observance of any duties, obligations or covenants under the Loan Agreement.

The Borrower may assign its interest in the Loan Agreement, in whole, without the consent of the Authority or the Trustee, if it meets the following requirements:

(a) prior to the proposed assignment, the Trustee and the Authority are provided with proof satisfactory to them by the Borrower (which may include an opinion from counsel approved by the Trustee) that, as a result of such assignment or the terms thereof, interest payable on the Bonds will continue to constitute Puerto Rico source income under the Code;

(b) the Borrower shall at least thirty (30) days prior to such assignment of the Loan Agreement, notify the Authority and the Trustee;

(c) concurrently with such assignment, the Borrower shall assign all rights, title and interest with respect to the Qualified Loans financed with proceeds of the Loan to the assignee;

(d) the assignee shall, in a certificate delivered to the Authority and the Trustee, which certificate shall be in a form reasonably satisfactory to the Authority and the Trustee, expressly assume, and agree to pay and to perform, all of the obligations of the Borrower under the Loan Agreement and the Program Guide or otherwise assumed by the Borrower in connection with Qualified Loans which shall have been assigned to it; and

(e) the assignee shall deliver to the Authority and the Trustee a certificate executed by its chief financial officer (or other executive officer performing similar functions) stating that none of the obligations, covenants and performances under the Loan Agreement and the Program Guide assumed by it will conflict with or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or under any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

Notwithstanding any of the foregoing, no assignment of the Loan Agreement shall relieve the Borrower of the obligation to make the payments required by the Loan Agreement.

Maintenance of Source of Income; Additional Interest Upon Event of Taxability

The Borrower will covenant under the Loan Agreement that during each taxable year while the Bonds are outstanding it will comply with the source of income requirements, as set forth herein under The Bonds - Additional Interest Upon Event of Taxability, so that all interest paid or payable on the Bonds will constitute income from sources within Puerto Rico under the rules of the Code. Failure to comply with such source of income requirements shall constitute an Event of Taxability. If an Event of Taxability occurs, the Borrower is required to pay Additional Interest to each Qualifying Bondholder who receives or accrues interest on the Bonds during such taxable year.

Under the Loan Agreement the Borrower will be required to cause its independent accountants to submit, no later than the 90th day after the close of each of its taxable years, a report (which shall be made in accordance with generally accepted auditing standards) stating whether in connection with their audit of the books and records of the Borrower, the Borrower failed to comply with any of the source of income requirements described in the preceding paragraph during the taxable year just ended or such other applicable period. If the independent accountants' report should state that in the course of their audit the Borrower failed to comply with any source of income requirements during the immediately preceding taxable year or such other applicable period or if the Borrower provides the Trustee with a certificate that indicates that the Borrower failed to comply with the source of income requirements, the Trustee shall within five (5) Business Days from the date of receipt of such independent accountant's report or Borrower's certificate, send written notice to the Borrower and each person who was a Bondholder during the preceding taxable year stating that an Event of Taxability has occurred. Thereafter, any Qualifying Bondholder who has paid or is required to pay United States income taxes in respect of the interest paid or accrued on the Bonds may submit to the Trustee a written claim for Additional Interest. Such claim must set forth in reasonable detail the basis for such claim and the calculation of the Additional Interest and must be submitted to the Trustee and the Borrower within ninety (90) days from the date of receipt of the Trustee's notice that an Event of Taxability occurred. The Borrower will agree to pay such claim for Additional Interest to the Trustee within thirty (30) days from the date the Trustee receives the notice of claim from the Bondholder.

Indemnity

Under the Loan Agreement, the Borrower will also agree to indemnify the Authority against any claims or liabilities arising from the operation of a Qualified Project or any part thereof financed with proceeds of Qualified Loans or its participation in the funding of the Program and certain other liabilities, and will agree to pay the fees and expenses of the Authority and the Trustee.

Events of Default and Remedies

Each of the following is an event of default under the Loan Agreement:

(a   failure by the Borrower to pay the principal of and premium, if any, and interest on the Bonds when the same shall become due and payable;

(b   failure by the Borrower to make other payments (excluding (a) above) required by the Loan Agreement if such failure shall continue for a period of thirty (30) days after written notice thereof, unless a written extension is granted by the Authority and the Trustee prior to its expiration;

(c   failure by the Borrower to observe or perform certain other covenants, conditions or agreements under the Loan Agreement or the Program Guide, other than (a) and (b) above, and continuation of such failure for thirty (30) days after written notice thereof, unless a written extension thereof is granted by the Authority and the Trustee prior to its expiration; provided, however, that if such failure cannot be corrected within such thirty-day period, it will not constitute an event of default if corrective action is commenced by the Borrower during such period and diligently pursued until such failure is corrected;

(d   certain events of bankruptcy, receivership, insolvency, liquidation or similar proceedings involving the Borrower.

If by reason of Force Majeure (as defined in the Loan Agreement), the Borrower is unable to perform any of its obligations under (c) above, the Borrower will not be deemed to be in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

The Authority has no power to waive any default under the Loan Agreement or extend the time for the correction of any default which could become an event of default without the consent of the Trustee.

Upon the occurrence of the event of default, subject to the provisions of the Trust Agreement, the Trustee, as assignee of the Authority's rights, may declare all unpaid amounts payable under the Loan Agreement in respect of the Bonds to be immediately due and payable and may take any action at law or equity necessary to enforce any obligation of the Borrower under the Loan Agreement.

Amendments

The Loan Agreement and the Program Guide may not be amended, changed, modified, altered or terminated, except in accordance with the terms of the Trust Agreement.

THE TRUST AGREEMENT

The following is a summary of certain provisions of the Trust Agreement. This summary does not purport to be comprehensive or definitive and is qualified by reference to and is subject to the provisions of the Trust Agreement, copies of which may be obtained during the offering period from the Underwriters and thereafter from the Trustee.

Under the Trust Agreement, the Authority will assign to the Trustee for the benefit of the Bondholders all of the Authority's right, title and interest in the Loan Agreement (except for certain rights of the Authority under the Loan Agreement to indemnification, exemption from liability, notices and the payment of costs and expenses), in trust to provide for the payment of the principal of and premium, if any, and interest on the Bonds. The Trust Agreement creates a Bond Fund and a Program Fund to be held by the Trustee. The moneys in each of such funds shall be held in trust and applied as provided in the Loan Agreement and pending application shall be subject to a lien and charge in favor of the Bondholders.

Program Fund

On the date of issuance of the Bonds, the proceeds from the sale of the Bonds (after payment of the costs of issuance of the Bonds) shall be deposited with the Trustee in the Program Fund. On such date, upon receipt by the Trustee of a requisition signed by an authorized Borrower representative, the Trustee shall deliver the net Bond proceeds to the Borrower, which shall thereafter be responsible for the disbursement of such funds to Users pursuant to Qualified Loans used to finance Qualified Projects in compliance with the Act and the Program Guide. On June 1, 2001 (or such later date as may be approved by the Authority), any balance of the proceeds of the Bonds not disbursed by the Borrower to fund Qualified Loans, shall be returned by the Borrower to the Trustee for deposit to the credit of the Program Fund. Such amounts shall be transferred to the Bond Fund and used to redeem Bonds pursuant to the Trust Agreement.

Moneys in the Program Fund shall be applied also to the payment of expenses incidental to the issuance of the Bonds upon receipt by the Trustee of a requisition signed by an authorized representative of the Borrower. Optional Prepayments shall be deposited to the credit of the Program Fund within 5 Business Days after receipt by the Borrower. The Borrower may, at any time within 90 days after receipt of any such Optional Prepayment, use such funds representing Optional Prepayments on deposit in the Program Fund to originate new Qualified Loans. After such 90-day period or on any other date elected by the Borrower prior to such 90th day, moneys remaining in the Program Fund on such date shall be transferred to the Bond Fund and on the next Interest Payment Date, commencing on June 1, 2001, the Trustee will use such funds to redeem Bonds in accordance with the Trust Agreement. See The Bonds - Redemption.

Bond Fund

There shall be deposited to the credit of the Bond Fund: (i) accrued interest, if any, on the Bonds paid by the purchasers thereof; (ii) all amounts paid as repayment or optional or mandatory prepayments under the Loan Agreement; (iii) any amount in the Program Fund to be transferred to the Bond Fund in accordance with the provisions of the Trust Agreement; (iv) any Additional Interest paid by the Borrower; and (v) all other moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement or otherwise which are permitted or required or are accompanied by directions from the Borrower or the Authority that such moneys are to be paid into the Bond Fund.

Investment of Funds

Moneys held for the credit of all funds and accounts under the Trust Agreement shall be invested in Investment Obligations in accordance with the instructions of the Borrower. Any such Investment Obligations shall mature not later than the respective dates when the money held for the credit of such funds or accounts will be required for the purposes intended.

Investment Obligations are defined as Government Obligations and obligations of any agency or instrumentality whose obligations are backed by the full faith and credit of the United States of America and, to the extent from time to time permitted by law, (A) the obligations of (i) Federal National Mortgage Association, (ii) Federal Home Loan Banks, (iii) Federal Farm Credit System, (iv) Federal Home Loan Mortgage Corporation, and (v) Government National Mortgage Association (to the extent not included in Government Obligations); (B) repurchase agreements with financial institutions which are members of the Federal Reserve System or primary dealers in the United States Treasury market the short-term obligations of which institutions or dealers are rated at least "A-1" by S&P and "P-1" by Moody's (or any similar rating to which it may be changed by each such rating agency) or whose long-term obligations are rated in one of the three highest rating categories by S&P and Moody's (without regard to any gradations within such categories) secured by Government Obligations or by securities described in clause (A); provided, that such repurchase agreement must provide that the value of the underlying obligations shall be maintained at a current market value, calculated at least weekly, of not less than 104% of the repurchase price (or in the case such underlying obligations are obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, of not less than 105% of the repurchase price), a legal opinion shall be furnished to the Trustee to the effect that the repurchase agreement meets guidelines under the laws of Puerto Rico for the legal investment of public funds, the Trustee shall be given a first priority security interest, no independent third party shall have a lien, such obligations repurchased must be transferred to the Trustee or an independent third party agent by physical delivery or by an entry made on the records of the issuer of such obligations, in either case, the entity should receive confirmation from the independent third party that those securities are being held in a safe-keeping account in the name of the entity (the trust or safe-keeping departments of broker-dealers or financial institutions selling investments or pledging collateral or underlying securities, or their custodial agents, are not considered independent third parties for the foregoing purposes), such repurchase agreement shall constitute a "repurchase agreement" within the meaning of Section 101 of the United States Bankruptcy Code, as amended, and any investment in a repurchase agreement shall mature within thirty (30) days; (C) debt obligations and commercial paper rated "A-1" or better by S&P and "P-1" or better by Moody's; (D) U.S. Treasury Strips, REFCORP Strips and FICO Strips; (E) Investment Agreements; (F) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of "A-1" and "P-1" by Moody's; (G) certificates of deposit secured at all times by Government Obligations or collateral described in (A) which certificates are issued by commercial banks, savings and loan associations or mutual savings banks; provided that the collateral must be held by a third party and the Trustee must have a perfected first priority security interest in the collateral; (H) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF; (I) bonds or notes issued by any state, territory or municipality which are rated by S&P and Moody's in one of the two highest rating categories (without regard to any gradations within such categories) assigned by such agencies; (J) federal funds or bankers' acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of "A-1" or better by S&P and "P-1" or better by Moody's; (K) any Puerto Rico administered pool investment fund in which the Authority is statutorily permitted or required to invest; and (L) any other obligation, security or investment for which the Trustee shall have received written confirmation from S&P and Moody's to the effect that no reduction in the rating on the Bonds by either of such rating agencies will result from the addition of such other obligation. Any investment in Government Obligations or in obligations described in (A) above may be made in the form of an entry made on the records of the issuer of the particular obligation.

Government Obligations are defined as (i) direct obligations of, or obligations the timely payment of principal of and interest on which are unconditionally guaranteed by, the United States of America, (ii) bonds, debentures or notes issued by Government National Mortgage Association, and (iii) any certificates or other evidences of an ownership of a proportionate interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (i).

Events of Default

Each of the following events is an event of default under the Trust Agreement:

(a   failure to pay the principal of and premium, if any, and interest on the Bonds when the same shall become due and payable by the Authority;

(b   default in the due and punctual performance of any other covenants, conditions, agreements and provisions contained in the Trust Agreement or any agreement supplemental thereto and such default continues for thirty (30) days after receipt by the Authority of a written notice from the Trustee specifying such default and requiring the same to be remedied; provided, however, that if prior to the expiration of such 30-day period the Authority institutes action reasonably designed to cure such default, no event of default shall be deemed to have occurred upon the expiration of such 30-day period for so long as the Authority pursues such curative action with reasonable diligence and provided that such curative action can be completed within a reasonable time; or

(c   any "event of default" shall have occurred under the Loan Agreement and such event of default shall not have been remedied or waived.

Acceleration of Maturities

Upon (i) the happening and continuance of an event of default specified in paragraph (a) above, the Trustee shall, and upon (ii) the happening and continuance of any other event of default specified above, the Trustee may, and upon the written request of Holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall, by notice in writing to the Authority, declare the principal of all the Bonds then outstanding (if not due and payable) to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable.

If at any time after the principal of Bonds shall have been declared to be due and payable, and before the entry of a final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under the Trust Agreement, moneys shall have accumulated in the Bond Fund sufficient to pay the principal of all Bonds then outstanding (except the principal of any Bonds due and payable solely as a result of such acceleration) and the interest accrued on such Bonds since the last payment date to which interest shall have been paid or duly provided for, interest on overdue installments of interest (to the extent permitted by law) at the rate or rates then borne by the Bonds, and the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee, and all other amounts then payable by the Authority under the Trust Agreement shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee, and every other default known to the Trustee in the observance or performance of any covenant, condition, agreement or provision contained in the Bonds or in the Trust Agreement shall have been cured or waived, then and in every such case the Trustee may, and upon the written direction of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall, by a notice in writing to the Authority and the Borrower, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

Enforcement of Remedies

The Holders of a majority of the aggregate principal of Bonds then outstanding will have the right, subject to indemnification of the Trustee, by an instrument or concurrent instruments in writing delivered to the Trustee, to direct the remedial proceedings to be taken by the Trustee under the Trust Agreement provided such directions are in accordance with law and the Trust Agreement and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such directions. Except as to the indemnity provided in the Loan Agreement with respect to an Event of Taxability, no Bondholder will have any right to institute any suit, action or proceeding in equity or at law on any Bond or for the execution of any trust under the Trust Agreement, or for any other remedy under the Trust Agreement unless: (i) such Holder has previously given to the Trustee written notice of the event of default on account of which such suit, action or proceeding is to be instituted; (ii) the Holders of not less than 25% of the aggregate principal of Bonds then outstanding have requested the Trustee, after the right to exercise such powers or right of action, as the case may be, has accrued, and have afforded the Trustee a reasonable opportunity, either to proceed to exercise such powers or to institute such action, suit or proceeding in its or their name; (iii) the Trustee has been offered reasonable security and indemnity against the costs, expenses and liabilities to be incurred (including, without limitation, indemnification for environmental liability); and (iv) the Trustee has refused or neglected to comply with such request within a reasonable time. No one or more Bondholders will have any right, in any manner, to affect, disturb or prejudice any rights under the Trust Agreement, or to enforce any right thereunder, except in the manner therein provided. All suits, actions and proceedings at law or in equity must be instituted, had and maintained in the manner provided in the Trust Agreement and for the benefit of the Bondholders. Any individual right of action or other right given to one or more Bondholders by law is restricted by the Trust Agreement to the rights and remedies therein provided.

Supplemental Trust Agreements

The Trust Agreement may be amended or supplemented without the consent of the Bondholders: (a) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement; or (b) to grant or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; or (c)  to add to the covenants of the Authority for the benefit of the Bondholders or to surrender any right or power conferred upon the Authority under the Trust Agreement; or (d) to permit the qualification of the Trust Agreement under the Trust Indenture Act of 1939 or any similar Federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and to add to the Trust Agreement or any supplement or amendment thereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar Federal statute.

The Trust Agreement may be amended or supplemented with the consent of the holders of a majority of the principal of the Bonds at the time outstanding. However, without the consent of each Bondholder affected, any amendment to the Trust Agreement may not: (a) extend the time for the payment of the principal of and premium, if any, or the interest on any Bond; or (b) reduce the principal of any Bond or the redemption premium, if any, or the rate of interest thereon; or (c) create any lien or security interest with respect to the Loan Agreement or the payments thereunder, other than the lien created by the Trust Agreement; or (d) give a preference or priority to any Bond or Bonds over any other Bond or Bonds; or (e) modify the Trust Agreement in any way which adversely affects the rights of the Bondholders under the Trust Agreement; or (f) reduce the aggregate principal of the Bonds required for consent to such supplement or amendment or any waiver thereunder.

The Trustee is not obligated to execute any proposed supplement or amendment if its rights, obligations and interests would be affected thereby. Nothing herein will affect any preexisting rights to create liens set forth in the Trust Agreement.

No amendment or supplement to the Trust Agreement, other than to cure any ambiguity, will become effective without the consent of the Borrower.

Amendments and Supplements to the Loan Agreement

The Loan Agreement, including the Program Guide, may be amended or supplemented without the consent of the Bondholders: (a) to cure any ambiguity or formal defect or omission therein or, in any supplement thereto; (b) to grant to or confer upon the Authority or the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be granted to or conferred upon the Authority, the Trustee or the Bondholders; (c) to add to the covenants of the Borrower for the benefit of the Bondholders or to surrender any right or power therein conferred upon the Borrower; or (d) in connection with any other change which, in the judgment of the Trustee, will not restrict, limit or reduce the obligation of the Borrower to make the payments under the Loan Agreement, respectively, or to pay the principal of and premium, if any, and the interest on the Bonds or otherwise impair the security of the Bondholders under the Trust Agreement, provided such action shall not materially adversely affect the interests of the Bondholders.

Other than for the purposes of the above paragraph, the Loan Agreement may be amended or supplemented with the approval of the Holders of not less than a majority of the principal of the Bonds at the time outstanding. No amendment or supplement to the Loan Agreement will become effective without the consent of the Trustee and, in the case of the Program Guide, the Authority.

Defeasance

Any Bond will be deemed paid and no longer entitled to any security under the Trust Agreement upon satisfaction of certain conditions and the deposit with the Trustee of sufficient funds, or direct obligations of the United States of America or obligations unconditionally guaranteed by the United States of America, the principal of and the interest on which, when due (without any reinvestment thereof), will provide moneys which will be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on such Bond. If any Bond is not to be redeemed or does not mature within 60 days after such deposit, the Borrower must give irrevocable instructions to the Trustee to give notice, in the same manner as notice of redemption, that such deposit has been made. The Bonds shall have not been deemed paid unless the Trustee shall have received an opinion of counsel experienced in bankruptcy matters to the effect that payment to the Bondholders would not constitute a transfer which may be voided under the provisions of the United States Bankruptcy Code, and an opinion of counsel experienced in tax matters under the Code to the effect that the deposit of said obligations or moneys would not adversely affect the interest received by the Bondholders as income from sources within Puerto Rico.

TAX MATTERS

In the opinion of Pietrantoni Méndez & Alvarez, Bond Counsel, under the provisions of the Acts of Congress and the laws of Puerto Rico now in force:

1. interest on, and gain on the disposition of, the Bonds is exempt from Commonwealth income and withholding taxes including the alternative minimum tax imposed by the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR-Code");

2. the Bonds are exempt from property taxes imposed by the Municipal Property Tax Act of 1991, as amended, and the interest thereon is exempt from municipal license taxes imposed by the Municipal License Tax Act of 1974, as amended; and

3. the Bonds are exempt from Commonwealth gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and exempt from Commonwealth estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, except for United States citizens who did not acquire their United States citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their tax advisors with respect to the precise determination of the estate and gift tax consequences arising from a transfer of the Bonds by inheritance or gift.

The PR-Code does not provide rules with respect to the treatment of the excess of the amount due at maturity of a Bond over its initial offering price ("original issue discount"). Under the current administrative practice followed by the Puerto Rico Department of the Treasury, original issue discount is treated as interest. Prospective owners of the Bonds, including but not limited to financial institutions, should be aware that ownership of the Bonds may result in having a portion of their interest expense allocable to interest or original issue discount on the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Commonwealth income tax purposes.

In the opinion of Bond Counsel, based upon the provisions of the Code now in force:

1. interest on the Bonds is not excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103(a) of the Code;

2. if (i) the Borrower is engaged in trade or business in Puerto Rico during each taxable year when interest on the Bonds is paid; (ii) for the three-year period ending with the close of Borrower's taxable year immediately preceding the payment of interest more than 20% of the Borrower's gross income is, was or will be (a) derived from sources within Puerto Rico and (b) attributable to the active conduct of a trade or business within Puerto Rico, such determination to be made under Section 861(c)(1)(B)(ii) of the Code and (iii) such interest is not treated as paid by a trade or business conducted by the Borrower outside Puerto Rico, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder, then (a) in the case of an individual who is a bona fide resident of Puerto Rico during an entire taxable year, interest on the Bonds received by, or "original issue discount" (within the meaning of the Code and hereafter referred to as "OID") on the Bonds otherwise required to be recognized as gross income and accrued to, such individual during such taxable year, will constitute gross income from sources within Puerto Rico and therefore, is excludable from gross income for purposes of the Code pursuant to section 933(1) thereof, and (b) interest on the Bonds derived by, or OID on the Bonds otherwise required to be recognized as gross income and accrued to, a corporation organized under the laws of Puerto Rico or any other foreign country ("foreign corporations") is not, in the hands of such foreign corporation, subject to taxation under the Code, provided that (w) such foreign corporation is not a foreign personal holding company, a controlled foreign corporation or a passive foreign investment company under the Code, (y) such foreign corporation is not treated as a domestic corporation for purposes of the Code and (z) interest on the Bonds and OID is not effectively connected with the conduct of a trade or business in the United States by such foreign corporation.

United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, may be subject to federal income tax on any gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40 issued by the United States Internal Revenue Service on March 27, 1989, gain realized on the sale or exchange of the Bonds (excluding OID accrued under the Code as of the date of such sale or exchange) by an individual who is a bona fide resident of Puerto Rico during the entire taxable year and that is a resident of Puerto Rico for purposes of Section 865(g)(1) of the Code will constitute Commonwealth source income and, therefore, qualify for the exclusion provided in Section 933(1) of the Code, provided said Bonds do not constitute inventory in the hands of such individual.

The opinion of Bond Counsel regarding the tax consequences under the Code and the PR-Code arising from ownership or disposition of the Bonds is limited to the above.

RATINGS

The Bonds are rated "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "A1" by Moody's Investors Service ("Moody's"). There is no assurance that such ratings will be given to the Bonds or that, once given, will remain in effect for any given period or that they will not be revised downward or withdrawn entirely by such organizations if, in their sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such ratings may have an adverse effect on the market prices of the Bonds.

The ratings given to the Bonds reflects only the views of the above rating organizations. An explanation of the significance of such ratings may be obtained only from S&P at 25 Broadway, New York, New York 10004, telephone number (212) 208-8000 and from Moody's at 99 Church Street, New York, New York 10007, telephone number (212) 553-0470. The ratings do not constitute a recommendation to buy, sell or hold the Bonds.

LEGAL INVESTMENT

The Bonds will be eligible for deposit by banks in Puerto Rico to secure public funds and will be approved investments for insurance companies to qualify them to do business in Puerto Rico as required by law.

CERTAIN REGULATORY CONSIDERATIONS

The Borrower is a commercial bank organized under the laws of Puerto Rico. The deposits of the Borrower are insured by the FDIC up to applicable limits. The Borrower is subject to extensive regulation under federal and state law. The federal and Puerto Rico laws and regulations that apply to banks regulate, among other things, the scope of their business, their investments, their minimum capital requirements, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

The Borrower is subject to examination and supervision by the Puerto Rico Commissioner of Financial Institutions (the "Commissioner") and the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. In addition, certain actions are required by statute and implementing regulations. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

Federal law provides that the claims of certain creditors of an insured depository institution, including claims of holders of the deposits of such an institution and certain claims for administrative expenses, have priority over other general claims of unsecured creditors of such institution in the event of a liquidation or other resolution by a receiver of such institution. As a result, depositors (including the FDIC, as the subrogee of such depositors) and such other priority claim holders are entitled to priority over the Bondholders in the event of a liquidation or other resolution by a receiver of the Borrower. A substantial portion of the Borrower's liabilities consists of deposits.

Changes in the regulatory framework applicable to the Bank, whether by the Commissioner, the FDIC or the U.S. Congress or Puerto Rico legislature could have a material adverse impact on the Borrower and its operations. However, the Borrower is not aware of any current recommendations by any federal or state regulatory authority that, if implemented, would have or would be reasonably likely to have a material effect on the liquidity, capital resources or operations of the Borrower.

For additional information regarding regulatory matters, refer to Appendix III to this Official Statement.

LITIGATION

The Borrower is involved as plaintiff or defendant in a variety of routine litigation incidental to the normal course of business. Management believes, based on the opinion of legal counsel, that it has adequate defense or insurance protection with respect to such litigation and that any losses therefrom, whether or not insured, would not have a material adverse effect on the business or financial condition of the Borrower.

Santander Mortgage Corporation ("Santander Mortgage"), a subsidiary of the Borrower, has been named as a defendant in a class action consolidated by the U.S. Panel on Multidistrict Litigation before the U.S. District Court for the Northern District of Illinois. Many other mortgage and financial institutions nationwide have been joined in that lawsuit, which alleges that all such entities kept excessively high escrow reserves in the servicing of client mortgages. Santander Mortgage's believes that it followed generally accepted industry practices in computing the mortgage escrows, and is currently defending against the action. The Borrower's management believes that in any event the final disposition of this action will not have a material adverse effect on the businesses or financial condition of the Borrower.

UNDERWRITING

The Underwriters of the Bonds are: Santander Securities Corporation of Puerto Rico ("Santander Securities"), 221 Ponce de León Avenue, Suite 600, San Juan, Puerto Rico; and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), 209 Muñoz Rivera Avenue, Popular Center, San Juan, Puerto Rico. Santander Securities is an affiliate of the Borrower and from time to time engages in transactions with and performs services for Borrower and its subsidiaries in the ordinary course of business. Merrill Lynch may from time to time perform services for the Borrower and its subsidiaries in the ordinary course of business.

Subject to the terms and conditions of a certain bond purchase agreement among the Authority, the Borrower and the Underwriters (the "Bond Purchase Agreement"), the Authority has agreed to sell to the Underwriters, and the Underwriters have jointly agreed to purchase from the Authority, all of the Bonds at the purchase price of $48,839,500.00 plus accrued interest, if any.

The Underwriters proposes initially to offer the Bonds to the public, when, as and if issued by the Authority and accepted by the Underwriters, at the initial public offering price set forth or derived from information shown on the inside front cover page of this Official Statement. The initial offering price may be changed from time to time by the Underwriters. The Underwriters may offer and sell the Bonds to certain dealers (including dealers depositing Bonds into investment trusts) and others at prices lower than the initial public reoffering prices stated or derived from information shown on the front cover page hereof.

The Bond Purchase Agreement will provide that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The Underwriters are committed to purchase all of the Bonds if any are purchased.

The Borrower will agree to indemnify the Underwriters and the Authority against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

Legal matters incident to the authorization, issuance and sale of the Bonds and with regard to the tax-exempt status thereof are subject to the unqualified approving opinion of Pietrantoni Méndez & Alvarez, San Juan, Puerto Rico, Bond Counsel. Certain legal matters will be passed upon for the Borrower by Fiddler, González & Rodríguez, LLP, San Juan, Puerto Rico, and for the Underwriters by O'Neill & Borges, San Juan, Puerto Rico.

CONTINUING DISCLOSURE COVENANT

The Borrower will enter into a Continuing Disclosure Agreement with the Trustee wherein the Borrower will covenant for the benefit of the Bondholders and the Beneficial Owners of the Bonds to file within 120 days after the end of each fiscal year beginning after their year 1998, with each nationally recognized municipal securities information repository ("NRMSIR") and with any Commonwealth state information depository ("SID"), core financial information and operating data for such fiscal year, including (i) audited financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, and (ii) operating data and data relating to its revenues, expenditures, financial operations and indebtedness of the type generally found in Appendix II to this Official Statement.

The Borrower will covenant also to file in a timely manner, with each NRMSIR or with the Municipal Securities Rulemaking Board ("MSRB"), and with any Commonwealth SID, notice of failure to comply with the covenant to file the core financial information and operating data set forth in the preceding paragraph and notice of any of the following events with respect to the Bonds, if material:

(i) principal and interest payment delinquencies;

(ii) non-payment related defaults;

(iii) unscheduled draws on debt service reserves reflecting financial difficulties;

(iv) unscheduled draws on credit enhancements reflecting financial difficulties;

(v) substitution of credit or liquidity providers, or their failure to perform;

(vi) adverse tax opinions or events affecting the tax-exempt status of the Bonds, including the occurrence of an Event of Taxability;

(vii) modifications to rights of holders of the Bonds;

(viii) bond calls;

(ix) defeasances;

(x) release, substitution, or sale of property securing repayment of the Bonds; and

(xi) rating changes.

These covenants have been made in order to assist the Underwriters in complying with paragraph (b)(5) of Rule 15c2-12 (the "Rule") of the Securities and Exchange Commission (the "SEC").

The Borrower does not undertake to provide the above-described event notice of a scheduled redemption, not otherwise contingent upon the occurrence of an event, if the terms, dates and amounts of redemption are set forth in detail in this Official Statement under The Bonds -- Redemption.

As of May 28, 1998, there was no Commonwealth SID, and the nationally recognized municipal securities information repositories are: Bloomberg Municipal Repository, P.O. Box 840, Princeton, New Jersey 08542-0840; Kenny Information Systems, Inc., Attn: Kenny Repository Service, 65 Broadway, New York, New York 10006; Thompson NRMSIR, 395 Hudson Street, New York, New York 10004, Attn: Municipal Disclosure; and DPC Data Inc., One Executive Drive, Fort Lee, New Jersey 07024.

The Borrower may from time to time choose to provide notice of the occurrence of certain other events in addition to those listed above if, in the judgment of the Borrower, such other events are material with respect to the Bonds, but the Borrower does not undertake to provide any such notice of the occurrence of any material event except those events listed above.

The Borrower acknowledges that its undertakings pursuant to the Rule described above are intended to be for the benefit of the Bondholders, and shall be enforceable by any such Bondholders; provided that the right to enforce the provisions of their respective undertakings shall be limited to a right to obtain specific enforcement of their obligations hereunder. Failure by the Borrower to comply with the undertakings will not constitute an event of default under the Loan Agreement, the Trust Agreement or the Bonds. Failure by the Borrower to comply with the undertakings must be reported in accordance with the Rule and must be considered by any broker, dealer or municipal securities dealer before recommending the purchase or sale of the Bonds in the secondary market. Consequently, any such failure may adversely affect the transferability and liquidity of the Bonds and their market prices.

No Bondholder may institute any suit, action or proceeding at law or in equity ("Proceeding") for the enforcement of the foregoing covenants or for any remedy for breach thereof, unless such Bondholder shall have filed with the Borrower written notice of a request to cure such breach, and the Borrower shall have refused to comply within a reasonable time. All Proceedings shall be instituted only as specified in such Continuing Disclosure Agreement in any Federal or Commonwealth court located in the Municipality of San Juan, and for the equal benefit of all Bondholders of the outstanding Bonds benefited by the same or a substantially similar covenant, and no remedy shall be sought or granted other than specific performance by the Borrower of the covenant at issue. Notwithstanding the foregoing, no challenge to the adequacy of the information provided in accordance with the filings mentioned above may be prosecuted by any Bondholder except in compliance with the remedial and enforcement provisions contained in the Trust Agreement. See The Trust Agreement - Enforcement of Remedies.

The above covenants may only be amended or waived if:

(1) the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of the Borrower; the covenants, as amended, or the provision as waived, would have complied with the requirements of the Rule at the time of award of the Bonds, after taking into account any amendments or change in circumstance; and the amendment does not materially impair the interests of the Bondholders, as determined by parties unaffiliated with the Borrower, or

(2) all or any part of the Rule, as interpreted by the staff of the SEC at the date of the adoption of such interpretation, ceases to be in effect for any reason, and the Borrower elects that the above covenants shall be deemed amended accordingly.

Any assertion of beneficial ownership must be filed, with full documentary support, as part of the written request described above.

MISCELLANEOUS

The information set forth in Appendix I - The Borrower and Appendix III - Supervision and Regulations was prepared by the Borrower, and is included in this Official Statement on its authority.

Appended as Appendix II to and constituting a part of this Official Statement are the financial statements for the years ended December 31, 1997 and 1996, together with the independent auditors' report dated January 9, 1998 of Arthur Andersen LLP, San Juan, Puerto Rico, independent public accountants.

Information relating to DTC and the book-entry system described under the heading The Bonds has been furnished by DTC and is believed to be reliable, but the Authority, the Borrower and the Underwriters make no representations or warranties whatsoever with respect to such information.

Appended as Appendix IV and constituting part of this Official Statement is the opinion of Pietrantoni Méndez & Alvarez, Bond Counsel.

The execution and delivery of this Official Statement have been duly authorized by the Authority, and this Official Statement has been approved by the Borrower.

This Official Statement will be filed with each NRMSIR and with the repository established by the MSRB.

PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY

By: /s/ Lourdes Rovira

Executive Director

APPROVED:

BANCO SANTANDER PUERTO RICO

By: /s/ Benito Cantalapiedra

President

APPENDIX I

THE BORROWER

Banco Santander Puerto Rico (the "Bank") is Puerto Rico's second largest financial institution based on total assets of approximately $6 billion at December 31, 1997. At the same date, the Bank had total deposits of $3.5 billion and stockholders' equity of $517 million. The Bank provides a wide range of corporate and retail financial products and services to a diverse customer base that includes small and medium size businesses, large corporations and individuals through one of Puerto Rico's most extensive branch networks, with 77 branches strategically distributed across the island and one branch in New York City. In addition, the Bank provides mortgage banking services through its wholly-owned subsidiary, Santander Mortgage Corporation ("Santander Mortgage"), which has four offices in Puerto Rico.

The Bank is currently a 99.6%-owned subsidiary of Banco Santander, S.A. ("Santander Spain"). Santander Spain had total assets of US$171 billion at December 31, 1997. Santander Spain, along with its consolidated subsidiaries, is Spain's largest banking group and provides a comprehensive range of banking, financial and related services to corporate and individual clients in 32 countries.

The Bank organizes its operations in three principal lines of business: commercial banking, consumer banking and mortgage banking. At December 31, 1997, the Bank had total commercial loans of $2.1 billion, consumer loans of $752 million and mortgage loans of $815 million.

The Bank delivers financial services to its commercial banking clients through the following units: retail commercial banking, corporate banking and construction lending. The Bank's retail commercial banking unit focuses primarily on small and medium-size businesses. The Bank has traditionally competed in the retail commercial sector through the creation of specialized departments focusing in areas such as middle-market, agriculture, small business, factor's lien, public sector and international. The Bank's corporate banking unit provides banking products to large, locally-owned entities as well as subsidiaries of U.S. mainland and foreign corporations. The Bank's construction lending unit is dedicated to the financing of residential, commercial and industrial projects.

The Bank offers a wide variety of consumer banking services and products, such as personal loans, automobile loans, credit and debit cards and deposit accounts.

Since 1992, the Bank has engaged in mortgage banking through Santander Mortgage. At December 31, 1997, Santander Mortgage was the fourth largest mortgage banking operation in Puerto Rico with a servicing portfolio of $1.6 billion and a total or approximately 40,000 loans, representing a 17% market share. Santander Mortgage originated $100 million in residential mortgage loans during calendar year 1997.

In recent years, the Bank's strategy has enabled it to generate consistent profitability and growth in the various services it provides. For the year ended December 31, 1997, the Bank reported net income of $67.7 million compared to net income of $45.3 million in 1996. Net income in 1997 represented returns on average assets and average equity of 1.23% and 14.01%, respectively.

APPENDIX II

BORROWERS' FINANCIAL STATEMENTS

APPENDIX III

SUPERVISION AND REGULATION

Banking Operations-Federal Regulation

General

Banks and bank holding companies are extensively regulated under federal and state law. References under this heading to applicable statutes or regulations are brief summaries of portions thereof which do not purport to be complete and which are qualified in their entirety by reference to those statutes and regulations. Any change in applicable laws or regulations may have a material adverse effect on the business of commercial banks and bank holding companies, including the Borrower. However, management of the Borrower is not aware of any current recommendations by any federal or state regulatory authority that, if implemented, would have or would be reasonably likely to have a material effect on the liquidity, capital resources or operations of the Borrower.

Santander Spain is a bank organized under the laws of Spain, a foreign bank within the meaning of the International Banking Act of 1978 (the "IBA") and, under the Bank Holding Company Act (the "BHCA"), a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). As a bank holding company, the activities in the United States of Santander Spain and its banking and non-banking subsidiaries are limited to the business of banking and activities closely related to banking, and Santander Spain may not directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company in the United States, including a bank, without the prior approval of the Federal Reserve. In addition, bank holding companies are generally prohibited under the BHCA from engaging in non-banking activities, subject to certain exceptions.

Santander Spain directly owns 79.27%, and indirectly through Santusa Holding, S.L., a Spanish limited liability company and a bank holding company under the BHCA, owns another 20.33% of the sole class of voting stock of the Borrower.

The Borrower is a bank incorporated under the Puerto Rico Banking Act of 1933, as amended (the "Banking Law"), a "statebank" and "insured depository institution" under the Federal Deposit Insurance Act ("FDIA"), and a "foreign bank" within the meaning of the IBA. The Borrower is subject to extensive regulation and examination by the Commissioner, the FDIC, and certain requirements established by the Federal Reserve. The federal and Puerto Rico laws and regulations that apply to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy. See "-Banking Operations-Puerto Rico Regulation."

There are periodic examinations by the Commissioner and the FDIC to test the Borrower's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. In addition, certain actions are required by statute and implementing regulations. See "Banking Operations -Federal Regulations-Prompt Corrective Action." Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

Any change in such regulation, whether by the Commissioner, the FDIC or the U.S. Congress or Puerto Rico legislature could have a material adverse impact on the Borrower and its operations.

Ownership and Control

Because of the Borrower's status as a bank, owners of the common stock are subject to certain restrictions and disclosure obligations under various federal laws, including the BHCA and the Change in Bank Control Act (the "CBCA"). Regulations pursuant to the BHCA generally require prior Federal Reserve approval for an acquisition of control of an insured institution (as defined) or holding company thereof by any person (or persons acting in concert). Control is deemed to exist if, among other things, a person (or persons acting in concert) acquires more than 25% of any class of voting stock of an insured institution or holding company thereof. Control is presumed to exist subject to rebuttal, if a person (or persons acting in concert) acquires more than 10% of any class of voting stock and either (i) the Company has registered securities under Section 12 of the Securities Exchange Act of 1934, or (ii) no person will own, control or hold the power to vote a greater percentage of that class of voting securities immediately after the transaction. The concept of acting in concert is very broad and also is subject to certain rebuttable presumptions, including among others, that relatives, business partners, management officials, affiliates and others are presumed to be acting in concert with each other and their businesses. The FDIC's regulations implementing the CBCA are generally similar.

The Banking Law requires Commissioner approval of changes in control of a bank. See "-Banking Operations-Puerto Rico Regulation."

FDIC Capital Requirements

Under authority granted in the FDIA, the FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks that are not members of the Federal Reserve System. For purposes of the FDIA, Puerto Rico is treated as a state, and the Borrower is such a state-chartered non-member bank.

The FDIC's capital regulations establish a minimum leverage capital requirement for state-chartered nonmember banks. For the most highly-rated such banks the requirement is 3% Tier 1 capital, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively increases the minimum Tier 1 leverage ratio for such other bank to 4% to 5% or more. Under the FDIC's regulations, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Tier 1 leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

The FDIC also requires that state-chartered nonmember banks meet a risk-based capital standard. The risk-based capital standard requires the maintenance of total capital (which is defined as Tier 1 capital and plus supplementary (Tier 2) capital) to risk weighted assets of 8%. In determining the amount of risk weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. As of December 31, 1997, the Borrower exceeded each of its core capital requirements and was a well-capitalized institution as defined in the FDIC regulations.

In August 1995, the FDIC and other federal banking agencies published a final rule modifying their existing risk-based capital standards to provide for consideration of interest rate risk when assessing the capital adequacy of a bank. Under the final rule, the FDIC must explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor in evaluating a bank's capital adequacy. In June 1996, the FDIC and other federal banking agencies adopted a joint policy statement on interest rate risk policy. Because market conditions, bank structure, and bank activities vary, the agencies concluded that each bank needs to develop its own interest rate risk management program tailored to its needs and circumstances. The policy statement describes prudent principles and practices that are fundamental to sound interest rate risk management, including appropriate board and senior management oversight and a comprehensive risk management process that effectively identifies, measures, monitors and controls risk.

Set forth below are the Borrower's capital ratios at December 31, 1997 based on existing FDIC guidelines.

Tier 1 Risk-Based Capital Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.25%

Total Risk-Based Capital Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.23%

Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.36%

Failure to meet capital guidelines could subject an insured bank like the Borrower to a variety of enforcement remedies, including, with respect to an insured bank, the termination of deposit insurance by the FDIC, and to certain restrictions on its business. See "Banking Operations-Federal Regulations-Prompt Correction Action".

Bank regulators have in the past indicated their desire to raise capital requirements applicable to banking organizations beyond current levels. However, management is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels or on what schedule.

Because Santander Spain is not organized under the laws of the United States, they are not subject to the Federal Reserve's leverage and risk-based capital guidelines for bank holding companies.

Prompt Corrective Action

Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") amendments to the FDIA, the federal banking regulators must take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA and regulations thereunder established five capital tiers: "well capitalized", "adequately capitalized" "undercapitalized", "significantly undercapitalized", and "critically undercapitalized". A depository institution is deemed well capitalized if it maintains a leverage ratio of at least 5%, a risk-based Tier 1 capital ratio of at least 6% and a risk-based total capital ratio of at least 10% and is not subject to any written agreement or directive to meet a specific capital level. A depository institution is deemed adequately capitalized if it is not well capitalized but maintains a leverage ratio of at least 4% (or at least 3% if given the highest regulatory rating and not experiencing or anticipating significant growth), a risk-based Tier 1 capital ratio of at least 4% and a risk-based total capital ratio of at least 8%. A depository institution is deemed undercapitalized if it fails to meet the standards for adequately capitalized institutions (unless it is deemed significantly or critically undercapitalized). An institution is deemed significantly undercapitalized if it has a leverage ratio of less than 3%, a risk-based Tier 1 capital ratio of less than 3% or a risk-based total capital ratio of less than 6%. An institution is deemed critically undercapitalized if it has tangible equity equal to 2% or less of total assets. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives a less than satisfactory examination rating in any one of four categories.

At December 31, 1997, the Borrower was well capitalized. Like any other institution, the Borrower's capital category, as determined by applying the prompt corrective action provisions of law, may not constitute an accurate representation of the overall financial condition or prospects of the Borrower, and should be considered in conjunction with other available information regarding the Borrower's financial condition and results of operations.

The prompt corrective action rules generally prohibit a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital restoration plan, up to an amount equal to the lesser of five percent of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies are not permitted to accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator. An institution's classification may be lowered by a federal banking agency based on factors other than the institution's capitalization.

The capital-based prompt corrective action provisions of FDICIA and the implementing regulations apply to FDIC-insured depository institutions such as the Borrower, but they are not directly applicable to holding companies, such as Santander Spain, which control such institutions. However, federal banking agencies have indicated that, in regulating holding companies, they may take appropriate action at the holding company level based on their assessment of the effectiveness of supervisory actions imposed upon subsidiary insured depository institutions pursuant to such provisions and regulations.

Cross-Guarantees

Under the FDIA, a depository institution (which term includes both banks and savings associations), the deposits of which are insured by the FDIC, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. In some circumstances (depending upon the amount of the loss or anticipated loss suffered by the FDIC), cross-guarantee liability may result in the ultimate failure or insolvency of one or more insured depository institutions in a holding company structure. Any obligation or liability owned by a subsidiary depository institution to its parent company is subordinated to the subsidiary bank's cross-guarantee liability with respect to commonly controlled insured depository institutions. The Borrower is currently the only FDIC-insured depository institution controlled by Santander Spain.

FDIC Deposit Insurance Assessments

The deposits of the Borrower are federally insured in accordance with the rules of the FDIC and the Borrower is a member of the Bank Insurance Fund ("BIF"). Because of prior mergers, the Borrower pays deposit insurance assessments on a pro rated basis, using a formula established by FDIC regulations that relates the deposit assessment base to the deposits that originated in particular merged institutions, to both the BIF and the Savings Association Insurance Fund ("SAIF"). As of December 31, 1997, the Borrower had a BIF deposit assessment base of approximately $3 billion, and a SAIF deposit assessment base of approximately $500 million.

Pursuant to certain provisions of FDICIA, the FDIC has adopted a risk-based assessment system, under which the deposit insurance assessment rate for an insured depository institution varies according to the level of risk incurred in its activities. An institution's risk category is based partly upon whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. Each insured depository institution is also assigned to one of the following "supervisory subgroups": "A", "B" or "C". Group "A" institutions are financially sound institutions with only a few minor weaknesses; Group "B" institutions are institutions that demonstrate weaknesses that, if not corrected, could result in significant deterioration; and Group "C" institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness.

The Borrower was classified as a well capitalized institution as of December 31, 1997. The supervisory subgroup to which an institution is assigned is considered confidential by the FDIC.

On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law as part of the Economic Growth and Regulatory Paperwork Reduction Act of 1996. DIFA established the framework for the eventual merger of the BIF and the SAIF into a single Deposit Insurance Fund. It repealed the statutory minimum premium and, under implementing FDIC regulations promulgated in 1997, premiums assessed by both the BIF and the SAIF are to be assessed using the matrix described above at a rates between 0 cents and 27 cents per $100 of deposits. That is a temporary rate schedule that would automatically increase by 4 cents across the board if the BIF's designated reserve ratio fell below the FDIA statutory target ratio.

DIFA also separated, effective January 1, 1997, the Financing Corporation ("FICO") assessment to service the interest on its bond obligations from the BIF and SAIF assessments. The amount assessed on individual institutions by the FICO will be in addition to the amount, if any, paid for deposit insurance according to the FDIC's risk-related assessment rate schedules. The FICO rate on BIF-assessable deposits must be one-fifth the rate on SAIF-assessable deposits until the insurance funds are merged or until January 1, 2000, whichever occurs first. FICO assessment rates for the first semiannual period of 1997 were set at 1.30 basis points annually for BIF-assessable deposits and 6.48 basis points annually for SAIF-assessable deposits. These rates may be adjusted quarterly to reflect changes in assessment bases for the BIF and the SAIF.

DIFA also imposed a special one-time assessment on deposits insured by the SAIF to recapitalize the SAIF to bring it up to statutory required levels. The Borrower paid that one-time assessment of $4.2 million in the fourth quarter of 1996 on its pro rated deposit base.

The FDIC may terminate the deposit insurance of any insured depository institution, including the Borrower, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Borrower's deposit insurance.

Transactions with Affiliates

The Borrower is subject to restrictions under federal law that govern certain covered transactions between the Santander Spain or other non-banking subsidiaries of Santander Spain, including loans, other extensions of credit, investments and asset purchases. In the aggregate, such covered transactions between the Borrower and Santander Spain, or any single nonbanking subsidiary of Santander Spain, are limited to 10% of the Borrower's capital stock and surplus and, with respect to all of its non-banking subsidiaries, they are limited to 20% of the Borrower's capital stock and surplus. Furthermore, such loans and extensions of credit by Santander Spain are required to be secured in specified amounts and must be on terms that are consistent with safe and sound banking practices. All other transactions between the Borrower and Santander Spain and its non-banking subsidiaries, while not subject to quantitative or collateral requirements, are subject to the requirement that they be on terms and conditions no less favorable to the Borrower than would be available to unaffiliated third parties.

Standards for Safety and Soundness

The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the FDIC and the other federal bank regulatory agencies to prescribe standards of safety and soundness, by regulations or guidelines, relating generally to operations and management, asset growth, asset quality, earnings, stock valuation, and compensation. The FDIC and the other federal bank regulatory agencies adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder.

Community Reinvestment

Under the Community Reinvestment Act ("CRA"), each insured depository institution has a continuing and affirmative obligation, consistent with the safe and sound operation of such institution, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for such institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires each federal banking agency, in connection with its examination of an insured depository institution, to assess and assign one or four ratings to the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including application for charters, branches and other deposit facilities, relocations, mergers, consolidations, acquisitions of assets or assumptions of liabilities, and savings and loan holding company acquisitions. The CRA also requires that all institutions make public disclosure of their CRA ratings. The Borrower received a rating of "outstanding" as of the most recent report issued by the FDIC.

Brokered Deposits

Well capitalized institutions are not subject to limitations on brokered deposits, while adequately capitalized institutions are able to accept, renew or rollover brokered deposits only with a waiver from the FDIC and subject to certain restrictions on the yield paid on such deposits. Undercapitalized institutions are not permitted to accept brokered deposits. The Borrower does not believe the brokered deposits regulation has had or will have a material effect on the funding or liquidity of the Borrower which is currently a well capitalized institution.

Federal Limitations on Activities and Investments

The equity investments and activities as a principal of FDIC-insured state-chartered banks such as the Borrower are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. However, an insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as principal in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements.

Interstate Branching

Outside Puerto Rico, the Borrower has one branch, licensed under the Bank Law of the state of New York and located in New York City. That branch was established before the enactment of the IBA in 1978, was grandfathered thereunder, and is subject to regulation and supervision by the Superintendent of Banks of the State of New York.

Effective June 1, 1997, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") amended the FDIA and certain other statutes to permit state and national banks with different home states to merge across state lines, with approval of the appropriate federal banking agency, unless the home state of a participating bank had passed legislation prior to May 31, 1997 expressly prohibiting interstate mergers. Under the Riegle-Neal Act amendments, once a state or national bank has established branches in a state, that bank may establish and acquire additional branches at any location in the state at which any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the state which has opted out, whether through an acquisition or de novo.

For purposes of the Riegle-Neal Act's amendments to the FDIA, the Borrower is treated as a state bank and is subject to the same restrictions on interstate branching as other state banks. However, for purposes of the IBA, the Borrower is considered to be a foreign bank and may branch interstate by merger or de novo to the same extent as a domestic bank in the Borrower's home state. It is not yet possible to determine how these statutes will be harmonized, with respect either to which federal agency will approve interstate transactions or to which "home state" determination rules will apply.

Federal Legislative Proposals

Various other legislation, including proposals to overhaul the bank regulatory system, expand bank and bank holding company powers and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. The Borrower cannot determine the ultimate effect that such potential legislation, if enacted, or implementing regulations, would have upon its financial condition or results of operations.

Dividend Restrictions

Payment of Dividends. The ability of the Borrower to pay dividends is restricted by the Banking Law, by the Federal Deposit Insurance Act and by FDIC regulations. In general terms, the Banking Law provides that when the expenditures of a bank are greater than receipts, the excess of expenditures over receipts shall be charged against the undistributed profits of the bank and the balance, if any, shall be charged against the required reserve fund of the Borrower. If there is no sufficient reserve fund to cover such balance in whole or in part, the outstanding amount shall be charged against the bank's capital account. The Banking Law provides that until said capital has been restored to its original amount and the reserve fund is restored to twenty percent (20%) of the original capital, the bank may not declare any dividends. In general terms, the Federal Deposit Insurance Act and FDIC regulations restrict the payment of dividends when a bank is undercapitalized, when the bank has failed to pay FDIC insurance assessments, or when there are safety and soundness concerns regarding such bank. See "-Prompt Corrective Action."

See "-Banking Operations-Puerto Rico Regulation" for a description of certain restrictions on the Borrower's ability to pay dividends under Puerto Rico law.

Banking Operations-Puerto Rico Regulation

General

As a commercial bank organized under the laws of the Commonwealth of Puerto Rico (the "Commonwealth" or "Puerto Rico"), the Borrower is subject to the supervision, examination and regulation of the Commissioner, pursuant to the Banking Law. Certain of those activities are described under "-Banking Operations-Federal Regulation."

Section 12 of the Banking Law requires the prior approval of the Commissioner with respect to a transfer of capital stock of a bank that results in a change of control of the bank. Under Section 12, a change of control is presumed to occur if a person or group of persons acting in concert, directly or indirectly, acquire more than 5% of the outstanding voting capital stock of the bank. The Commissioner has interpreted the restrictions of Section 12 as applying to acquisitions of voting securities of entities controlling a bank, such as a bank holding company. Under the Puerto Rico Banking Act, the determination of the Commissioner whether to approve a change of control filing is final and non-appealable.

Section 16 of the Banking Law requires every bank to maintain a legal reserve which shall not be less than twenty percent (20%) of its demand liabilities, except government deposits (federal, state and municipal) which are secured by actual collateral. The reserve is required to be composed of any of the following securities or combination thereof: (1) legal tender of the United States; (2) checks on banks or trust companies located in any part of Puerto Rico, to be presented for collection during the day following that on which they are received; (3) money deposited in other banks or depository institutions, subject to immediate collection; (4) federal funds sold to any Federal Reserve Bank and Securities purchased under agreement to resell executed by the bank with such funds that are subject to be repaid to the bank on or before the close of the next business day; and (5) any other asset that the Commissioner determines from time to time.

Section 17 of the Banking Law permits Puerto Rico commercial banks to make loans to any one person, firm, partnership or corporation, up to an aggregate amount of fifteen percent (15%) of paid-in capital, reserve fund of the commercial bank and any other components that the Commissioner may determine from time to time. As of December 31, 1997, the legal lending limit for the Borrower under this provision was approximately $37 million. If such loans are secured by collateral worth at least twenty-five percent (25%) more than the amount of the loan, the aggregate maximum amount may reach one third of the paid-in capital of the commercial bank, plus its reserve fund and any other components that the Commissioner may determine from time to time. There are no restrictions under Section 17 of the Banking Law on the amount of loans which are wholly secured by bonds, securities and other evidences of indebtedness of the Government of the United States, of the Commonwealth, or by bonds, not in default, of authorities, instrumentalities or dependencies of the Commonwealth or its municipalities.

Section 17 of the Banking Law also prohibits Puerto Rico commercial banks from making loans secured by their own stock, and from purchasing their own stock, unless such purchase is necessary to prevent losses because of a debt previously contracted in good faith. The stock so purchased by the Puerto Rico commercial bank must be sold by the bank in a public or private sale within one year from the date of purchase.

Section 27 of the Banking Law also requires that at least ten percent (10%) of the yearly net income of a Puerto Rico commercial bank be credited to a reserve fund until the amount deposited to the credit of the reserve fund is equal to 100% of total paid-in capital (common and preferred) of the commercial bank. As of December 31, 1997, the Borrower had an adequate reserve fund established.

Section 27 of the Banking Law also provides that when the expenditures of a Puerto Rico commercial bank are greater than receipts, the excess of the expenditures over receipts shall be charged against the undistributed profits of the bank, and the balance, if any, shall be charged against the reserve fund, as a reduction thereof. If there is no reserve fund sufficient to cover such balance in whole or in part, the outstanding amount shall be charged against the capital account and no dividends shall be declared until said capital has been restored to its original amount and the reserve fund to twenty percent (20%) of the original capital.

Section 14 of the Banking Law authorizes the Borrower to conduct certain financial and related activities directly or through subsidiaries, including lease financing of personal property, operating small loans companies and mortgage loans activities. The Borrower currently has one subsidiary, Santander Mortgage, a mortgage company.

Puerto Rico Usury Law

The rate of interest that the Borrower may charge on real estate and other types of loans to individuals in Puerto Rico is subject to Puerto Rico's usury law. That law is administered by the Financial Board, which consists of the Secretaries of the Treasury, Commerce and Consumer Affairs Departments, the Commissioner of Financial Institutions, the President of the Planning Board, the President of the Government Development Bank, the Secretary of Economic Development and Commerce Department and a representative of the private financial industry. The Financial Board promulgates regulations which specify maximum rates on various types of loans to individuals and revises those regulations periodically as general interest rates change.

Among the most important regulations enforced on interest rates, there are Regulations I-C, 68-1, 68-2 and 5722. Pursuant to Regulation 1-C, there is no limitation on interest rates that may be charged on small loans. The same rule applies to auto loans as provided by Regulation 69-1. The rates on these loans are established as a result of the market and competition. On the other hand, Regulation 68-2 imposes restriction up to a maximum rate of 26% on credit card loans. However, the current rate of 16.90% offered by the Borrower responds to market condition.

Interest rates that may be charged on personal loans, personal lines of credit, cash advances on credit cards, commercial loans or commercial lines of credit and residential and commercial mortgage loans arc not restricted by Regulation 5722. The rates on these loans are established as a result of the market and competition. Regulation 5722 does establish restrictions on prepayment penalties and late charges.

Mortgage Banking Operations

Santander Mortgage is subject to the rules and regulations of FHA, VA, FNMA, FHLMC and GNMA with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities. Those rules and regulations, among other things, prohibit discrimination and establish underwriting guidelines which include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts, and with respect to VA loans, fix maximum interest rates. Moreover, lenders such as Santander Mortgage are required annually to submit to FHA, VA, FNMA, FHLMC, GNMA and HUD audited financial statements, and each regulatory entity has its own financial requirements. Santander Mortgage's affairs are also subject to supervision and examination by FHA, VA, FNMA, FHLMC, GNMA and HUD at all times to assure compliance with the applicable regulations, policies and procedures. Mortgage origination activities are subject to, among others, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which, among other things, prohibit discrimination and require the disclosure of certain basic information to mortgagors concerning credit terms and settlement costs. Santander Mortgage is also subject to regulation by the Commissioner, with respect to, among other things, licensing requirements and establishment of maximum origination fees on certain types of mortgage loan products. Although Santander Mortgage believes that it is in compliance in all material respects with applicable Federal and Puerto Rico laws, rules and regulations, there can be no assurance that more restrictive laws or rules will not be adopted in the future, which could make compliance more difficult or expensive, restrict Santander Mortgage's ability to originate or sell mortgage loans or sell mortgage-backed securities, further limit or restrict the amount of interest and other fees earned from the origination of loans, or otherwise adversely affect the business or prospects of Santander Mortgage.

APPENDIX IV

[FORM OF OPINION OF BOND COUNSEL]

, 1998

Puerto Rico Industrial, Tourist,

Educational, Medical and Environmental

Control Facilities Financing Authority

San Juan, Puerto Rico

Ladies and Gentlemen:

We have examined Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), creating Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority"), a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (the "Commonwealth").

We have also examined certified copies of the resolution of the Authority authorizing the execution and delivery of the Trust Agreement and the Loan Agreement, each hereinafter referred to, and certified copies of the proceedings and other proofs submitted relative to the authorization, issuance and sale of the following bonds (the "Bonds"):

$50,000,000

Puerto Rico Industrial, Tourist, Educational, Medical and

Environmental Control Facilities Financing Authority

Revenue Bonds, Series A

(AFICA - SANTANDER Loan Program)

Dated: June 1, 1998.

Maturing on June 1, 2018, bearing interest at the rate, subject to redemption and having such other details, all as set forth in a Trust Agreement, dated June 4, 1998 (the "Trust Agreement"), by and between the Authority and State Street Bank and Trust Company, N.A., New York, New York, trustee (the "Trustee"), and the resolution of the Authority authorizing the issuance and sale of the Bonds.

The Bonds are being issued for the purpose of providing funds to Banco Santander Puerto Rico (the "Borrower") to make small and medium size loans to qualified projects under a loan program established by the Borrower and pay certain expenses incurred in connection with the issuance and sale of the Bonds.

The Authority will lend the proceeds of the Bonds to the Borrower pursuant to a Loan Agreement, dated as of June 1, 1998 (the "Loan Agreement"), by and between the Authority and the Borrower. Pursuant to the Loan Agreement, the Borrower is obligated to make payments in installments sufficient to pay the principal of, premium, if any, and the interest on the Bonds as the same shall become due and payable. The Loan Agreement and the Trust Agreement provide that the installments shall be paid directly to the Trustee and shall be deposited to the credit of a special fund created by the Trust Agreement and designated "Revenue Bonds, Series A (AFICA-SANTANDER Loan Program) Bond Fund (the "Bond Fund"), which special fund is charged with the payment of the principal of, premium, if any, and interest on the Bonds. In addition, the rights of the Authority under the Loan Agreement, except for certain rights of the Authority, have been assigned to the Trustee.

Reference is made to the opinion of even date hereunder of Fiddler, González & Rodríguez, LLP, San Juan, Puerto Rico, counsel to the Borrower, with respect to, among other matters, the organization and good standing of the Borrower, the power of the Borrower to enter into and perform the Loan Agreement, the due authorization, execution and delivery of said agreement by the Borrower and as to the valid and binding nature and effect thereof with respect to the Borrower.

As to any questions of fact material to our opinion, we have relied upon representations of the Authority and the Borrower contained in the Trust Agreement and the Loan Agreement, the certified proceedings and other certifications of the Borrower (including certifications as to the use of Bond proceeds), without undertaking to verify the same by independent investigation. For purposes of this opinion, we assume that the Borrower shall comply with all of its covenants in the Loan Agreement, particularly those dealing with the source of income and that the proceeds of the Bonds will be used in accordance with the provisions of the Trust Agreement.

We have also examined one of the Bonds as executed and authenticated.

From such examination and based on the provisions of the laws of the Commonwealth and the United States as now in force, we are of the opinion that:

1. The Act is valid.

2. The proceedings of the Authority in connection with the authorization, issuance and sale of the Bonds and the authorization, execution and delivery by the Authority of the Loan Agreement and the Trust Agreement have been validly and legally taken.

3. The Trust Agreement and the Loan Agreement have been duly authorized, executed and delivered by the Authority and constitute legal, valid and binding obligations of the Authority enforceable in accordance with their terms.

4. The Bonds have been duly authorized, executed and delivered by the Authority and constitute legal, valid and binding obligations of the Authority, payable solely from the Bond Fund and other available funds to the extent provided in the Trust Agreement, and are entitled to the benefit and security of the Trust Agreement.

5. All rights, title and interest of the Authority in and to the Loan Agreement (except certain rights of the Authority, including its rights to payment of expenses and indemnity) have been validly assigned to the Trustee.

6. The Bonds are not a debt of either the Commonwealth or any of its political subdivisions, other than the Authority, and neither the Commonwealth nor any such political subdivision, other than the Authority, shall be liable thereon.

7. Interest on, and gain on the disposition of, the Bonds is exempt from Commonwealth income and withholdings taxes, including the alternative minimum tax imposed by the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR-Code").

8. The Bonds are exempt from Commonwealth property taxes imposed by the Municipal Property Tax Act of 1991, as amended, and interest thereon is exempt from municipal license taxes imposed by the Municipal License Tax Act of 1974, as amended.

9. The Bonds are exempt from Commonwealth gift tax with respect to donors who are residents of the Commonwealth at the time the gift is made and exempt from Commonwealth estate tax with respect to estates of decedents who are residents of the Commonwealth at the time of death, except for United States citizens who did not acquire their United States citizenship solely by reason of birth or residence in the Commonwealth. Other individuals should consult their tax advisors with respect to the precise determination of the estate and gift tax consequences arising from a transfer of the Bonds by inheritance or gift.

10. Interest on the Bonds is not excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

11. If (i) the Borrower is engaged in trade or business in the Commonwealth during each taxable year when interest on the Bonds is paid; (ii) for the three-year period ending with the close of Borrower's taxable year immediately preceding the payment of interest more than 20% of the Borrower's gross income is, was or will be (a) derived from sources within the Commonwealth and (b) attributable to the active conduct of a trade or business within the Commonwealth, such determination to be made under Section 861(c)(1)(B)(ii) of the Code and (iii) such interest is not treated as paid by a trade or business conducted by the Borrower outside the Commonwealth, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder, then (a) in the case of an individual who is a bona fide resident of the Commonwealth during an entire taxable year, interest on the Bonds received by, or "original issue discount" (within the meaning of the Code and hereafter referred to as "OID") on the Bonds otherwise required to be recognized as gross income and accrued to, such individual during such taxable year, will constitute gross income from sources within the Commonwealth and therefore, is excludable from gross income for purposes of the Code pursuant to section 933(1) thereof, and (b) interest on the Bonds derived by, or OID on the Bonds otherwise required to be recognized as gross income and accrued to, a corporation organized under the laws of the Commonwealth or any other foreign country ("foreign corporations") is not, in the hands of such foreign corporation, subject to taxation under the Code, provided that (w) such foreign corporation is not a foreign personal holding company, a controlled foreign corporation or a passive foreign investment company under the Code, (y) such foreign corporation is not treated as a domestic corporation for purposes of the Code and (z) interest on the Bonds and OID is not effectively connected with the conduct of a trade or business in the United States by such foreign corporation.

United States taxpayers, other than individuals who are bona fide residents of the Commonwealth during the entire taxable year, may be subject to federal income tax on any gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40, issued by the United States Internal Revenue Service on March 27, 1989, realized gain on the sale or exchange of Bonds (excluding OID accrued under the Code as of the date of such sale or exchange) by an individual who is a bona fide resident of the Commonwealth during the entire taxable year and that is a resident of the Commonwealth for purposes of Section 865(g)(1) of the Code will constitute Commonwealth source income and, therefore, qualify for the exclusion under Section 933(1) of the Code, provided said Bonds do not constitute inventory in the hands of such individual.

The PR-Code does not provide rules with respect to the treatment of the excess of the amount due at maturity of a Bond over its initial offering price ("original issue discount"). Under the current administrative practice followed by the Puerto Rico Department of the Treasury, original issue discount is treated as interest. Prospective owners of the Bonds, including but not limited to financial institutions, should be aware that ownership of the Bonds may result in having a portion of their interest expense allocable to interest or original issue discount on the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Commonwealth income tax purposes.

Other than as described herein, we have not addressed, and we are not opining upon, the federal or Commonwealth income tax consequences to any investor of the ownership of, receipt or accrual on interest on, or disposition of the Bonds.

The enforceability of the Trust Agreement and the Loan Agreement and the obligations of the parties thereto with respect to such documents are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium or reorganization laws and other laws affecting creditors' rights generally. To the extent that the remedies under the Trust Agreement and the Loan Agreement require or may require enforcement by a court of equity, the enforceability thereof may be limited by such principles of equity as the court having jurisdiction may impose.

Respectfully yours,

[To be signed "Pietrantoni Méndez & Alvarez"]

INDEX OF DEFINED TERMS

Term Page

Act i

Additional Interest 10

Authority ii, 1

Bank Appendix I

Beneficial Owners 5

Bond Fund iii

Bondholders iv

Bonds i

Borrower cover, i, 1

Business Day ii

Code iii

Commissioner 23

Commonwealth i

Cut-Off Date 8

Direct Participants 5

DTC 5

Event of Taxability 10

Extraordinary Prepayment 8

FDIC 1

Federal Taxes 10

GDB 3

Governing Board 2

Holders iv

Indirect Participants 5

Interest Payment Date ii

Loan Agreement i

Merrill Lynch iv

Moody's iv

MSRB 25

NRMSIR 25

Optional Prepayment 9

Origination Period 7

Participants 5

PR-Code 21

Principal Distribution Amount 8

Program i

Program Guide 4

Puerto Rico i

Qualified Loans i

Qualified Projects i

Qualifying Bondholder 10

Rule 25

S&P iv

Santander Mortgage 24

Santander Securities iv

Santander Spain Appendix III-1

Scheduled Principal Payment 8

SEC 25

SID 25

Trust Agreement i

Trustee i

Underwriters 23

Users i

[This page intentionally left blank]

[This page intentionally left blank]

[This page intentionally left blank]